UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under 240.14a-12
Kemper Corporation
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Notice of 2022 Annual Meeting & Proxy Statement

Kemper Corporation
200 East Randolph Street
Suite 3300
Chicago, Illinois 60601
kemper.com

Notice of 2022 Annual Meeting of Shareholders to Be Held May 4, 2022

The 2022 Annual Meeting of the Shareholders (“Annual Meeting”) of Kemper Corporation (“Company” or “Kemper”) will be held at 8:00 a.m. Central Daylight Time on Wednesday, May 4, 2022 at 200 East Randolph Street, 80th Floor, Chicago, Illinois 60601. Attendees providing proper identification will be directed to the meeting room located on the 80th floor.

The purpose of the Annual Meeting will be to:

1.Elect a Board of Directors;
2.Consider and vote on an advisory proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accountant for 2022;
3.Consider and vote on an advisory proposal to approve the compensation of the Company’s Named Executive Officers, as disclosed in this Proxy Statement; and
4.Consider and act upon such other business as may be properly brought before the meeting.

The Board of Directors of Kemper has fixed March 10, 2022 as the record date (“Record Date”) for determining shareholders entitled to receive this notice and to vote at the 2022 Annual Meeting or any adjournments or postponements of the meeting. Only shareholders of record at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. A list of registered shareholders as of the close of business on March 10, 2022 will be available for inspection by shareholders during the Annual Meeting on May 4, 2022. If you wish to examine the shareholder list during the 10-day period prior to the Annual Meeting date, please contact Investor Relations at investors@kemper.com.

By Order of the Board of Directors,

C. Thomas Evans, Jr.
Secretary
Chicago, Illinois
March 23, 2022
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 4, 2022: The Company’s 2022 Proxy Statement and 2021 Annual Report to Shareholders are available at proxyvote.com.

Regardless of whether you plan to attend the Annual Meeting, please vote your proxy as promptly as possible. You may vote by timely returning your signed and dated proxy card in the postage-paid envelope provided, or you may vote by telephone or through the Internet. Instructions are printed on your proxy card.

Kemper Corporation 2022 Proxy Statement

Kemper Corporation 2022 Proxy Statement

Proxy Statement Summary

Proxy Statement Summary
The Kemper Board of Directors (“Board of Directors” or “Board”) is furnishing you with this Proxy Statement to solicit your proxy to be voted at Kemper’s Annual Meeting. This Proxy Statement Summary highlights information contained elsewhere in this Proxy Statement. Please read the entire Proxy Statement carefully before voting.

Annual Meeting of Shareholders*
    Date:            Wednesday, May 4, 2022
    Time:            8:00 a.m. Central Daylight Time
    Location:        200 East Randolph Street
80th Floor
Chicago, Illinois 60601
    Record Date:        March 10, 2022

Voting Matters and Board Recommendations

Voting Matter		Board Recommendation	Page Reference
1.	Election of Directors;	FOR	12
2.	Advisory vote to ratify selection of Deloitte & Touche LLP as the Company’s independent registered public accountant for 2022; and	FOR	20
3.	Advisory vote to approve the compensation of the Company’s Named Executive Officers, as disclosed in this Proxy Statement.	FOR	58

How to Cast Your Vote
The mailing address of our principal executive office is 200 East Randolph Street, Suite 3300, Chicago, Illinois 60601. We began sending these proxy materials on or about March 23, 2022 to all shareholders entitled to vote at the Annual Meeting.
All properly executed proxy cards, and all properly completed proxies submitted by telephone or through the Internet, that are timely delivered in response to this solicitation will be voted at the Annual Meeting in accordance with the directions given in the proxy, unless the proxy is revoked before the meeting. For more information about the voting process, please refer to the Frequently Asked Questions section beginning on page 61.
The proxies may also be voted at any adjournments or postponements of the Annual Meeting.
                                Kemper Corporation 2022 Proxy Statement i

Board and Corporate Governance
Board and Corporate Governance
Board Leadership Structure and Role in Risk Oversight
The Kemper Board of Directors is led by the Chairman, with each of the Board committees being led by a Committee chair. The Chairman sets agendas for, and presides over, Board meetings and shareholder meetings. Similarly, Board committee chairs set agendas for, and preside over, the meetings and executive sessions held by their respective committees.
In May 2021, the Board combined the offices of Chairman and CEO under the leadership of Joseph Lacher. At the same time, the Board appointed Robert Joyce as the Lead Director. Mr. Joyce had previously served as the Company’s non-executive Chairman.
The Board believes Mr. Lacher’s knowledge of the Company’s business and strategic vision bring focused leadership to the Board. Combined with Mr. Joyce as a strong and experienced Lead Director, the Board believes this leadership structure is best for the Company at this time. The Board has no set policy on whether the offices of Chairman and CEO should be held by the same person and believes the combination or separation of these offices should be determined by the needs of the Company and the composition of the Board.
In addition to the leadership provided by the Chairman and Lead Director and general oversight of the Company provided by the full Board, all non-employee and independent directors meet regularly in executive session. The principal Board committees perform significant functions for the Board and the Company and confer with independent outside advisors as they determine appropriate in their discretion. Non-employee directors are encouraged to communicate freely with the Chairman/CEO and other members of management at any time.
Role of the Independent Lead Director
When the Chairman of the Board is not an independent director, the Company’s corporate governance guidelines require the appointment of a Lead Director. The role of the Lead Director is to provide strong, independent leadership to the Board and assist the other independent directors to oversee and shape the partnership between management and the Board. The duties of the Lead Director include:
•serving as the primary liaison between non-employee directors and the Chairman/CEO;
•calling special meetings of the Board and executive sessions of the non-employee and independent directors;
•setting agendas for, and presiding over, the executive sessions of the non-employee and independent directors;
•in the absence of the Chairman, presiding at Board and shareholder meetings;
•in coordination with the Chairman and the Company’s secretary, approving meeting agendas for the Board;
•approving meeting schedules for the Board to ensure there is sufficient time for discussion of all agenda items; and
•being available, if requested by the shareholders, when appropriate, for consultation and direct communication.
The Board may also confer on the Lead Director other duties from time to time as it determines to be appropriate.
    Board’s Role in Risk Oversight
The Board plays an active role in the oversight of risk assessment and management at various levels of the Board’s leadership structure. Board and Board committee meetings provide the directors with regular opportunities to discuss key matters and raise questions with management, auditors and any advisors retained by the Board or its committees. The Board is regularly informed by members of the Company’s executive and operational management about a wide range of matters that could pose significant risks to the Company. These include, for example, strategic plans, corporate transactions, and significant operational initiatives and developments. In addition, Board committees have the opportunity to evaluate areas of potential risk on issues pertinent to their particular functional responsibilities.
                                Kemper Corporation 2022 Proxy Statement 1

Board and Corporate Governance

Meetings and Committees of the Board of Directors
The Board has the following five principal standing committees: (i) Audit Committee; (ii) Governance Committee; (iii) Human Resources and Compensation Committee (“HR & Compensation Committee”); (iv) Investment Committee; and (v) Risk Committee. The Board has adopted written charters for each committee. These documents are available on the Company’s website at kemper.com under About Kemper/Governance and/or by mail at no cost upon request to the Company at 200 East Randolph Street, Suite 3300, Chicago, Illinois 60601, Attention: Investor Relations.
Under the Company’s Corporate Governance Guidelines, directors are expected to attend the following types of meetings, unless unavoidable obligations or other circumstances prevent their attendance: (i) annual shareholder meetings; (ii) Board meetings; and (iii) Board committee meetings for the committees on which they serve. Each incumbent director attended at least 85% of the 2021 meetings of the Board and Board committees on which he or she served. The non-employee and independent members of the Board meet regularly in executive session. In addition, each of the directors who was a member of the Board on the date of the 2021 Annual Meeting of Shareholders attended such meeting.
The following table shows the current membership (“M”) and chair (“C”) of the Board and each of its five principal Board committees, and the number of Board and Board committee meetings held in 2021 and actions taken by unanimous written consent in lieu of meetings:

Name	Board	Audit Committee	Governance Committee	HR & Compensation Committee	Investment Committee	Risk Committee
Teresa A. Canida*	M	M			C
George N. Cochran*	M	M			M	C
Kathleen M. Cronin*	M	M		M
Jason N. Gorevic* (1)	M			M		M
Lacy M. Johnson*	M		M	M
Robert J. Joyce*	M	M	C			M
Joseph P. Lacher, Jr.	C				M	M
Gerald Laderman*	M	M
Stuart B. Parker*	M	C				M
Christopher B. Sarofim	M				M
David P. Storch*	M		M	M
Susan D. Whiting*	M		M	C

Meetings Held in 2021	5	10	4	6	4	2
Actions by Written Consent in 2021	1	—	—	1	—	—
*Independent
(1)    Jason N. Gorevic was elected a director effective February 2, 2022. Mr. Gorevic was determined to be an independent director and was named a member of the HR & Compensation and Risk committees.
The following is a brief description of the functions of the five principal Board committees:

Audit Committee
The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to:
•retention and oversight of the Company’s independent registered public accountant and assessment of its qualifications, independence and performance;
                                Kemper Corporation 2022 Proxy Statement 2

Board and Corporate Governance
•review of the integrity of the Company’s financial statements and related disclosures;
•adequacy of the Company’s internal controls and related disclosures and review of other matters that might impact the Company’s financial statements;
•major risk exposures of the Company and its related policies and programs, including its enterprise risk management (“ERM”) structure and program;
•review of the Company’s internal audit function, including concurrence with the appointment and evaluation of its leader and review of its staffing, budget and significant report findings;
•oversight of procedures related to complaints regarding accounting or auditing matters; and
•the Company’s compliance with legal and regulatory requirements.
Audit Committee’s Role in Risk Oversight
The Audit Committee has oversight responsibilities pertaining to a number of matters that involve potential risk to the Company, most notably, the Company’s financial reporting and internal controls, certain ERM functions, the internal audit function, accounting or auditing matters reported through the Company’s Corporate Responsibility Hotline, guidelines and policies regarding financial risk assessment and management, and the performance of the Company’s independent auditors. In carrying out these responsibilities, the Audit Committee reviews, for example, the Company’s quarterly and annual financial statements and related SEC disclosures and auditor’s reports and communications, ERM structure and program, major risk exposures (including risks associated with catastrophe losses and mitigation thereof) and management assessments and controls, and internal audit plans and significant findings.
The Board has determined that each member of the Audit Committee is independent and financially literate in accordance with the New York Stock Exchange (“NYSE”) Listed Company Manual (“NYSE Listing Standards”) and meets the independence requirements for audit committee membership under the rules of the Securities and Exchange Commission (“SEC”). In addition, the Kemper Board has determined that Messrs. Cochran, Joyce, Laderman and Parker each qualify as an audit committee financial expert under the SEC rules.

Governance Committee and Certain Corporate Governance Matters
The Governance Committee assists the Board in fulfilling its responsibilities with respect to:
•developing director qualification criteria, identifying potential director candidates and recommending director nominees from time to time and for the Annual Meeting;
•recommending Board members to serve as Board committee members and chairs and to serve as Chairman of the Board or Lead Director, and periodically reviewing Board and Board committee procedural matters;
•leading the Board in its annual review of the performance of the Board and Board committees; and
•overseeing corporate governance matters and assessing related policies and guidelines in connection with such matters as corporate governance, business conduct and ethics, related person transactions and environmental, social and governance (“ESG”) practices.
The Board has determined that each member of the Governance Committee is independent in accordance with the NYSE Listing Standards.
The Corporate Governance Guidelines, Code of Business Conduct and Ethics, charters for Board committees and other corporate governance information can be found on the Company’s website at kemper.com under About Kemper/Governance. Copies of these documents may also be obtained free of charge by request to the Company at 200 East Randolph Street, Suite 3300, Chicago, Illinois 60601, Attention: Investor Relations.
Selection of Board Nominees
In accordance with its charter, the Governance Committee recommends a slate of director nominees for election each year at the Annual Meeting. As needed to fill actual or anticipated vacancies on the Board, the Governance Committee screens and interviews candidates, and conducts inquiries into each candidate’s background, qualifications and
                                Kemper Corporation 2022 Proxy Statement 3

Board and Corporate Governance
independence in accordance with the NYSE Listing Standards and SEC rules. The Governance Committee may, in its discretion, engage recruiters to identify and evaluate director candidates.
The Company will also consider director recommendations by shareholders that are made in writing, addressed to the Company’s Secretary, and include: (i) the candidate’s name, address and telephone number; (ii) a brief biographical description of the candidate, including his or her occupation for the past five years and a statement of the qualifications of the candidate to serve as director; and (iii) the candidate’s signed consent to serve as a director if elected and to be named in the Company’s proxy materials as a director nominee. The Governance Committee will consider shareholder recommendations using the same standards it uses to assess all other candidates for director.
The Governance Committee evaluates potential nominees for director against the following standards previously adopted by the Board, as well as other attributes and skill sets considered desirable or necessary to address particular needs from time to time:
•highest ethical standards and integrity;
•willingness and ability to devote sufficient time to the work of the Board;
•willingness and ability to represent the interests of all shareholders rather than those of any special interest groups or constituencies;
•no conflicts of interest that would interfere with performance as a director;
•reputation for working constructively with others;
•professional and personal experience and expertise relevant to the Company’s business;
•history of achievement at a high level in business or the professions that reflects superior standards; and
•qualities that contribute to the Board’s diversity of experience, gender, race and age such that the Board has a diversity of perspectives as well as a balance of skills and experience.
Related Person Transactions
The Board has adopted a written policy (“Policy on Related Person Transactions”) for review and approval of transactions involving the Company and “related persons,” defined as directors, executive officers, and shareholders owning five percent or more of Kemper common stock (“Common Stock”), or their immediate family members. The Policy on Related Person Transactions was amended in 2022 to reflect changes to the NYSE Listing Standards. As amended, the Policy on Related Person Transactions covers any related person transaction unless it involves: (i) a transaction generally available to all employees of the Company; (ii) less than $120,000 in the aggregate on an annual basis; or (iii) a relationship as an insurance policyholder entered and maintained in the ordinary course of business of a subsidiary of the Company on terms no more favorable to the related person than those applicable to non-affiliated third parties or those generally available to employees of the Company. Covered related person transactions must be approved by the Governance Committee. In addition, approval under the Policy on Related Person Transactions is required before the Company can make charitable contributions exceeding $120,000 in the aggregate in any fiscal year to a charitable organization for which a related person serves as an executive officer, director, trustee or in a similar capacity.
Upon learning of a proposed or existing related person transaction requiring review under the Policy on Related Person Transactions, management is required to submit the matter for consideration to the Governance Committee, which will review the transaction and make a determination as to whether it is consistent with the best interests of the Company and its shareholders. In its review, the Governance Committee considers the facts and circumstances it deems significant and relevant to the particular transaction, including such factors as the related person’s relationship to the Company and interest in the transaction, the value of the transaction and any reasonable alternatives, and the potential impact of the transaction on the Company, the related person, and other applicable parties. No director who is on the Governance Committee will participate in the review or approval under the Policy on Related Person Transactions of a transaction involving such director or a member of his or her immediate family.
4

Board and Corporate Governance
In accordance with the Policy on Related Person Transactions, the Governance Committee has reviewed certain transactions with the Company involving affiliates of United Airlines Holdings Inc. (UAL) and Teladoc Health, Inc.
Mr. Laderman is Chief Financial Officer of UAL. Although the Company does not directly engage UAL, it does annually spend over $120,000 for employee travel on UAL flights. The Governance Committee considered the facts and circumstances regarding the UAL transactions, including the minimal amount spent for employee flights on UAL, the relatively small percentage that such UAL flights represent of the total amount spent by the Company for all employee flights and the ordinary course nature of the transactions, and determined that the UAL transactions do not create a material relationship with the Company and are consistent with the best interests of the Company and its shareholders.
Mr. Gorevic is Chief Executive Officer of Teladoc Health, Inc. (“Teladoc”). Through Kemper’s relationship with one of its health insurance carriers, Kemper employees may elect to receive certain optional health benefit services from Livongo, a subsidiary of Teladoc. The fees associated with these services are in excess of $120,000 and are billed to Kemper by its health insurance carrier. Kemper has no contract or other direct relationship with Livongo or other Teladoc affiliate. The Governance Committee considered the facts and circumstances related to the Livongo contract, including the relatively small value of the contract, the fact that the arrangement is not directly with Livongo and the ordinary course nature of the transactions, and determined that the Livongo transaction did not create a material relationship with the Company and is consistent with the best interests of the Company and its shareholders.
Director Independence
The Board has adopted categorical standards as a part of the Company’s Corporate Governance Guidelines (“Director Independence Standards”) to assist in its determination of director independence as required by Section 303A of the NYSE Listing Standards and applicable SEC rules. The Corporate Governance Guidelines are posted under the About Kemper/Governance tab on the Company’s website at kemper.com. Under the Director Independence Standards, a director is not independent for purposes of his or her service on the Board or a particular Board committee unless the director and his or her immediate family members meet all independence requirements applicable to such service under the NYSE Listing Standards and SEC rules. The Director Independence Standards incorporate by reference certain relationships listed in the NYSE and SEC independence rules. In addition, the Director Independence Standards define four specific types of relationships as categorically immaterial. Two of these types of relationships involve an organization or entity that either received charitable contributions from the Company or engaged in transactions with the Company, in either case to the extent the annual amounts involved did not exceed $120,000. The other two types of relationships are: (i) status as an insurance policyholder of a Company subsidiary in the ordinary course of business of the subsidiary on terms no more favorable to the director than those applicable to unaffiliated third parties or those generally available to Company employees; and (ii) the receipt by a director of administrative support or retirement compensation for prior service from a former employer of such director that has a business relationship with the Company. The Board believes that these specified types of relationships would not affect or influence the Company’s business relationships or create a direct or indirect material interest in the Company’s business transactions on the part of a director.
In connection with its annual independence assessment of the individuals recommended by the Governance Committee as nominees for election to the Board at the 2022 Annual Meeting, the Board considered the applicable independence rules and the factual information derived from the questionnaires completed by the individual directors and other available information. With regard to Mr. Laderman, information considered by the Board included the facts and circumstances involving employee flights on UAL described in the foregoing section regarding the Policy on Related Person Transactions. With regard to Mr. Gorevic, information considered by the Board included the facts and circumstances relating to the Company’s indirect arrangement with Livongo described in the foregoing section. The Board affirmatively determined that, under the NYSE Listing Standards, applicable SEC rules and the Director Independence Standards, Mses. Canida, Cronin and Whiting, and Messrs. Cochran, Gorevic, Johnson, Joyce, Laderman and Parker are each independent directors with no material relationships with the Company, and as a result, that a majority of the members of the Board are independent.
                                Kemper Corporation 2022 Proxy Statement 5

Board and Corporate Governance

HR & Compensation Committee
The HR & Compensation Committee assists the Board in fulfilling its responsibilities relating to:
•reviewing and approving the compensation of the Company’s executive officers and other members of senior management as may be designated by the HR & Compensation Committee from time to time;
•reviewing and approving corporate goals and objectives relevant to the compensation of the Company’s Chief Executive Officer (“CEO”) and evaluating the CEO’s performance and compensation in light of such goals and objectives;
•administering the Company’s executive officer incentive compensation and equity-based compensation plans, and reviewing and approving awards thereunder and the material terms of any executive officer employment agreements or severance or change-in-control arrangements;
•reviewing and making recommendations to the Board on non-employee director compensation;
•overseeing Company policies and procedures that facilitate compliance with regulatory and disclosure requirements related to executive and director compensation and assess compensation program risk levels;
•monitoring the Company’s strategies related to executive human capital management, including talent and leadership development, and succession planning; and
•monitoring the culture of the Company, including diversity and inclusion programs, employee relations and engagement, and other aspects of corporate culture as deemed appropriate by the HR & Compensation Committee.
The HR & Compensation Committee has oversight responsibilities pertaining to the Company’s executive compensation and equity-based compensation programs. The HR & Compensation Committee performs regular reviews of compensation risk assessments, performance metrics and results under the Company’s cash incentive and equity-based compensation plans and levels of ownership of the Company’s Common Stock by its executive officers and directors.
The Board has determined that each member of the HR & Compensation Committee is independent in accordance with the NYSE Listing Standards. Additional information about the HR & Compensation Committee’s governance is provided below in the Discussion of HR & Compensation Committee Governance section beginning on page 23.
HR & Compensation Committee Interlocks and Insider Participation
The HR & Compensation Committee consists of Mses. Cronin and Whiting and Messrs. Gorevic, Johnson and Storch. None of these individuals is a current or former officer or employee of the Company or any of its subsidiaries, and none of these individuals had a relationship with the Company during 2021 that required disclosure by the Company under the SEC rules on transactions with related persons. Related person transactions and the independence of the non-employee members of the Company’s Board are discussed in more detail under the two preceding sections, Related Person Transactions and Director Independence. No executive officer of the Company has served as a director or member of the compensation committee or other board committee of another entity that had an executive officer who served on the Company’s Board or HR & Compensation Committee.

Investment Committee
The Investment Committee assists the Board in fulfilling its oversight responsibilities with respect to:
•reviewing and approving policies and objectives for the Company’s investment activities established and maintained by the Company’s Chief Investment Officer;
•reviewing the performance of the Company’s investment portfolio on a consolidated basis and the portfolio’s compliance with the investment policies; and
•monitoring economic conditions and advising management as to options for responding to applicable economic risks.
                                Kemper Corporation 2022 Proxy Statement 6

Board and Corporate Governance
The Investment Committee oversees management’s establishment of policies and objectives for the Company’s investment activities, reviews the performance of the Company’s investment portfolio and monitors related economic conditions and risks.
A majority of the members of the Investment Committee have been determined by the Board to be independent in accordance with the NYSE Listing Standards.

Risk Committee
The Risk Committee was formed in 2021. The Risk Committee assists the Board in fulfilling its oversight responsibilities to monitor and assess the Company’s risk management practices, including policies and processes related to compliance, operational, reputational and strategic risks. In particular, the Risk Committee receives regular updates on the Company’s information security program, cybersecurity risks, and related developments.
A majority of the members of the Risk Committee have been determined by the Board to be independent in accordance with the NYSE Listing Standards.

Shareholder Engagement
Kemper’s Board and senior management team value direct shareholder engagement as the Company believes that such engagement is an important element of good corporate governance. The Company provides institutional investors with a wide variety of opportunities to provide feedback. During 2021, the Company continued their outreach program to both current and prospective shareholders. As a part of that program, the Chief Executive Officer, Chief Financial Officer and other senior management team members participated in sell-side and industry conferences, a non-deal roadshow and one-on-one meetings. The conversations covered Kemper’s strategy, financial performance, and corporate sustainability, among other topics. In 2021, the Company participated in seven conferences, covering over 60 institutional investors and approximately 25% of outstanding shares.

Corporate Citizenship - Environmental, Social and Governance Principles
Optimizing our core competencies to address opportunities and goals while incorporating environmental, social and governance (“ESG”) principles have long been and will continue to be imperative to our business strategy.
Kemper has a long-standing commitment to ensure we take a meaningful approach to how we engage with customers, employees, shareholders, suppliers and communities, how we impact the environment, and how we lead and govern our organization. Doing this well improves and strengthens who we are as individuals and as an organization and how we do business.
Environmental
Kemper is committed to doing our part to mitigate climate change, conserve natural resources, and take steps to reduce our overall carbon footprint. We work to create environmentally conscious workplaces for our employees, our communities, and our planet. We understand the risks posed by climate change and look for opportunities to reduce and recycle the natural resources we consume. Kemper’s Sustainability Committee is charged with identifying these opportunities and assessing short and long-term goals to further our environmental strategy. This team reports to the ESG Steering Committee and is composed of leadership representing key functional areas across the organization.
Kemper is committed to doing our part to mitigate climate change, conserve natural resources, and take steps to reduce our overall carbon footprint. We work to create environmentally conscious workplaces for our employees, our communities, and our planet. We understand the risks posed by climate change and look for opportunities to reduce and recycle the natural resources we consume.
                                Kemper Corporation 2022 Proxy Statement 7

Board and Corporate Governance
Social
The Company is focused on meeting the needs of a diverse customer base by providing insurance products and related services that are affordable and easy-to-use. We take a risk-adjusted approach with our investment portfolio and consider ESG factors when relevant in researching, analyzing and making investment decisions.
We offer a positive work environment where employment decisions are based on merit and free from explicit or implicit biases. This environment must also be free of harassment of any type, and fostered by compensation programs that attract, motivate and retain high-performing talent. Kemper's “act like an owner” culture and pay-for-performance stance provides awards based on individual and enterprise performance, regardless of gender, race or any other protected classification.
Our diversity and inclusion efforts include programs and policies that encourage an inclusive workplace where all colleagues have the opportunity to reach their potential and own their career while contributing to the success of the Company. Kemper is also committed to providing opportunities for diverse suppliers to partner with us through an inclusive approach to procurement. Our expanding supplier diversity program allows us to create a stronger universe of suppliers in the communities we serve and better enables us to track progress and spends in the marketplace.
Governance
Kemper believes that good governance is an essential element of good business and ensures process and transparency. Corporate governance is discussed in more detail in the preceding portion of this Board and Corporate Governance section.
Kemper’s management and Board of Directors have a responsibility to create shareholder value by thoughtful stewardship of capital. This is accomplished by addressing the needs of key stakeholders, including customers, employees and our communities. Our Board takes a proactive approach to monitoring the Company’s ESG efforts to ensure decisions regarding business, operations and financial strategy maximize long-term sustainability. Kemper’s Board of Directors, in the form of the Governance Committee, has oversight of the ESG program and receives quarterly updates provided by senior leadership. Additionally, our ESG Steering Committee is responsible for setting the overall strategic direction of our ESG program, and our ESG Program Office is responsible for day-to-day implementation, development and application of best practices, and broad reporting responsibilities.
More information on ESG is available on the Company’s website at kemper.com and in the Company’s 2021 Annual Report to Shareholders that is posted along with this Proxy Statement at proxyvote.com.

                                Kemper Corporation 2022 Proxy Statement 8

Director Compensation

Director Compensation

2021 Annual Non-Employee Director Compensation Program
In November 2021, the HR & Compensation Committee reviewed the non-employee director compensation program. In light of the continuing effect of the COVID-19 pandemic on the Company’s business and upon the recommendation of the HR & Compensation Committee, the Board of Directors decided to maintain director compensation for the current term at the same level as established in 2019.
The following table shows the 2021 non-employee director compensation program:

Board/Committee/Position	Annual Chair Retainer ($)	Annual Non-Chair Retainer ($)	Annual Restricted Stock Unit Award ($)
Board of Directors	—	80,000	130,000	(1)
Lead Director	—	60,000
Audit Committee	33,000	15,000	—
HR & Compensation Committee	15,000	10,000	—
Investment Committee	15,000	10,000	—
Governance Committee	15,000	8,000	—
Risk Committee	15,000	10,000	—
(1)    Under the 2021 program, each non-employee director elected at the Annual Meeting was entitled to receive a restricted stock unit (“Director RSU”) award grant under the Company’s 2020 Omnibus Equity Plan (“Omnibus Plan”) covering shares of Common Stock with a grant date value of $130,000 at the conclusion of the Annual Meeting. In addition, a new Director joining the Board before or after the Annual Meeting was entitled to receive a Director RSU award in the amount of the grant date value of $130,000 reduced pro-rata to reflect the percentage of quarterly Board meetings that he or she was expected to attend during the remainder of the then-current Board term.
Non-employee directors can elect to defer the conversion of their Director RSU awards to shares of Common Stock for up to 10 years beyond the applicable vesting date, pursuant to the rules and procedures for deferral of Director RSU awards adopted by the HR & Compensation Committee under the Omnibus Plan. In addition, non-employee directors can elect to defer up to 100 percent of the fees earned for service on the Board and Board committees under the Kemper Corporation Nonqualified Deferred Compensation Plan (“Deferred Compensation Plan”). For more information about the Deferred Compensation Plan, please refer to the Nonqualified Deferred Compensation Plan section beginning on page 52.
Under the compensation program in effect in 2021, the Director RSUs granted to the non-employee directors provide the holder the right to receive one share of Common Stock for each Director RSU issued upon vesting one year from the date of grant. Holders of Director RSUs are entitled to receive dividend equivalents in cash in the amounts that dividends would have been payable if they were shares of Common Stock, but only if and when they vest. Conversion of the Director RSUs into shares of Common Stock occurs upon vesting or subsequently in accordance with a deferral election made by the award holder.
Under the compensation program in effect prior to 2019, equity awards granted to the non-employee directors were in the form of Deferred Stock Units (“DSUs”) that provided the holder the right to receive one share of Common Stock for each DSU issued and were fully vested on the date of grant. Holders of DSUs are entitled to receive dividend equivalents in cash in the amount and at the time that dividends would have been payable if the DSUs were shares of Common Stock. Conversion of the DSUs into shares of Common Stock is deferred until the date the holder’s service on the Board terminates.
All directors are entitled to receive reimbursement for travel expenses incurred in attending Board and Board committee meetings and other Company business.
                                Kemper Corporation 2022 Proxy Statement 9

Director Compensation

Each of the Company’s directors and executive officers is a party to an indemnification agreement (“Indemnification Agreement”) with the Company, as permitted by the Delaware General Corporation Law. The Indemnification Agreements provide that the Company will indemnify the director or executive officer against all threatened, asserted, pending or completed claims, investigations or inquiries in which he or she is involved by reason of (among other things) being a director or executive officer of the Company, or of another entity at the Company’s request, to the fullest extent permitted by Delaware law. The Indemnification Agreements also provide that the Company will advance any and all expenses incurred by such director or executive officer with respect to such claims, investigations or inquiries, if so requested. However, the rights to indemnification and advancement of expenses are subject to the condition that no determination is made that such director or executive officer is not permitted to be indemnified under applicable law. The provisions of these Indemnification Agreements supplement the indemnification provisions applicable to the directors and executive officers under the Company’s Amended and Restated Bylaws (“Bylaws”) and Restated Certificate of Incorporation and may not be amended or terminated without the written consent of the respective director or executive officer.

Director Compensation Table
The following table shows the compensation earned in 2021 based on the annual non-employee director compensation program in effect for 2021. The specific amounts of fees earned and awards granted differ for individual directors based on the particular committees on which they sit, the dates they joined or departed from the Board and specific committees, and the variable fee structure for each committee and committee chairs versus non-chair members as shown in the table above on page 9.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash($)(1)	Restricted Stock Unit Awards($)(2)	All Other Compensation($)(3)	Total($)
Teresa A. Canida	110,000	130,000	2,428	242,428
George N. Cochran	121,500	130,000	13,212	264,712
Kathleen M. Cronin	107,500	130,000	15,078	252,578
Lacy M. Johnson	98,000	130,000	11,457	239,457
Robert J. Joyce	205,000	130,000	16,318	351,318
Gerald Laderman	100,000	130,000	2,428	232,428
Stuart B. Parker	109,000	130,000	1,260	240,260
Christopher B. Sarofim	90,000	130,000	12,621	232,621
David P. Storch	98,000	130,000	14,945	242,945
Susan D. Whiting	100,500	130,000	7,886	238,386
(1)    Fees shown were earned for service on the Board and/or Board committees and include any amounts deferred at the election of an individual Board member under the Deferred Compensation Plan. For more information about the Deferred Compensation Plan, please refer to the Nonqualified Deferred Compensation Plan section beginning on page 52.
(2)    The amounts shown represent the aggregate grant date fair values of the annual Director RSU awards granted to the designated directors on May 5, 2021. The grant date fair values for the annual Director RSU awards were based on the grant date closing price of $77.88 per share of Common Stock. For a discussion of valuation assumptions, see Note 11, Long-term Equity-based Compensation, to the Consolidated Financial Statements included in the Annual Report. Additional information about Director RSU and DSU awards is provided in the narrative preceding this table.
For each non-employee director, the following table shows the total number of outstanding stock option shares, Director RSUs and DSUs held as of December 31, 2021:
                                Kemper Corporation 2022 Proxy Statement 10

Director Compensation
                                Kemper Corporation 2022 Proxy Statement 11

Proposal 1

Name	Outstanding Option Shares as of 12/31/21(1)	Outstanding Deferred Stock Units as of 12/31/21(2)	Outstanding Director RSUs as of 12/31/21(3)
Teresa A. Canida	—	—	1,670
George N. Cochran	9,179	7,220	3,146
Kathleen M. Cronin	8,000	7,220	5,153
Lacy M. Johnson	—	4,300	5,153
Robert J. Joyce	17,179	8,220	5,153
Gerald Laderman	—	—	1,670
Stuart B. Parker	—	—	1,670
Christopher B. Sarofim	16,000	8,220	1,670
David P. Storch	17,179	8,220	3,677
Susan D. Whiting	—	1,420	5,153
(3) The amounts shown represent dividend equivalents paid in connection with DSUs held and RSUs that vested in 2021.

                                Kemper Corporation 2022 Proxy Statement 12

Proposal 1
Proposal 1: Election of Directors

Overview
Shareholders are being asked to elect 11 directors. Directors serve for an annual term or until the election of their successors, or as otherwise provided under the Bylaws. If any of the director nominees for election to the Board at the Annual Meeting named below (“Nominees”) declines or is unable to serve as a director (neither of which is anticipated), the individuals designated as proxies on the proxy card reserve full discretion to vote for any or all other persons who may be nominated. A Nominee will be elected if the number of votes cast “FOR” exceeds the number of votes cast “AGAINST” his or her election.
On February 2, 2022, David P. Storch notified the Board that he will not stand for re-election at the Annual Meeting. He will continue to serve as a director until he concludes his term at the Annual Meeting. At the conclusion of his term, Mr. Storch will have served on the Board for 12 years.

Business Experience of Nominees
The Governance Committee considers and recommends candidates for the Board. Each of the individuals selected to serve as a Nominee meets the standards for Board nominees as described above in the Selection of Board Nominees section beginning on page 3. The Governance Committee and the Board believe each Nominee has demonstrated significant business achievements, ethical principles and commitment to serve the Company and its shareholders, and that the specific experience, qualifications, attributes and skills of each Nominee add to the collective ability of the Board to perform its duties and discharge its responsibilities with competence, professionalism and expertise.
The following is a summary of the background and public-company directorships held by each Nominee over at least the past five years. Also included are specific factors particular to such Nominee that, combined with the generally applicable factors noted above, led the Board to conclude that he or she should be selected as a Nominee for election to the Board at the Annual Meeting:

Teresa A. Canida

Ms. Canida is currently serving as a Principal and Portfolio Manager of Cito Capital Group, LLC, a position she has held since 2016. Ms. Canida served in various capacities with Taplin, Canida & Habacht LLC, including as Chairperson from 2015 until 2016, President from 2008 until 2015, and President, Managing Principal, and Chief Compliance Officer from 1985 until 2008. Ms. Canida served as a member of the Board of Directors of Infinity Property and Casualty Corporation (“Infinity”) from May 2009 until the company was acquired by Kemper in July 2018. Ms. Candida also serves as a member of the Investment Advisory Council of the Florida State Board of Administration.
Ms. Canida brings invaluable knowledge about Infinity and significant industry experience gained during her nearly decade-long tenure on the Infinity Board of Directors. In addition, Ms. Canida offers the Board expertise in the financial markets and investment community gained from her leadership roles in the investment industry, entrepreneurial skills established through co-founding and managing a multi-billion dollar investment advisory firm, and knowledge and understanding of the Company’s Hispanic/Latino customer base.

Age: 68 Director since: 2018

                                Kemper Corporation 2022 Proxy Statement 13

Proposal 1

George N. Cochran

Mr. Cochran served as Chairman in the Global Financial Institutions Group at Macquarie Capital until his retirement in December 2014. Previously, he was the Chairman of Fox-Pitt Kelton Cochran Caronia Waller, which was acquired by Macquarie Capital in November 2009, and cofounder of its predecessor firm, Cochran Caronia Waller. Previously, Mr. Cochran was an investment banker at Kidder, Peabody & Co. and later served as Managing Director and Insurance Industry Head of Coopers & Lybrand Securities, LLC. Mr. Cochran currently serves as Managing Partner of Cochran Booth & Co., an investment company with a focus on commercial real estate.
Mr. Cochran brings considerable insurance industry expertise to the Board, as well as substantial merger and acquisition knowledge specific to the industry. His experience in top leadership roles at several investment banking firms provides the Board with additional expertise in the areas of executive development and operational management. In addition, Mr. Cochran is a National Association of Corporate Directors (“NACD”) Governance Fellow and Board Leadership Fellow. He has demonstrated his commitment to boardroom excellence by completing NACD’s comprehensive program of study for directors and corporate governance professionals.

Age: 67 Director since: 2015

Kathleen M. Cronin

Ms. Cronin is Senior Managing Director, General Counsel and Corporate Secretary for CME Group Inc., the world’s leading and most diverse derivatives marketplace. Before joining CME Group in November 2002, Ms. Cronin was in private practice at the law firm of Skadden, Arps, Slate, Meagher and Flom, where she was employed for more than 10 years and focused her practice on corporate, securities offerings and transactional matters. From 1995 to 1997, Ms. Cronin served as Chief Counsel/Corporate Finance for Sara Lee Corporation.
Ms. Cronin’s roles overseeing the audit, compliance, regulatory and risk management functions at CME Group provide the Board with crucial knowledge and perspective on the challenges of doing business in a highly-regulated industry. In addition, her extensive experience with corporate governance, information security, corporate law and corporate finance enhances the Board’s expertise in these key operation areas and its understanding of the important role of a public company board and its committees.

Age: 58 Director since: 2015
                                Kemper Corporation 2022 Proxy Statement 14

Proposal 1

Jason N. Gorevic

Mr. Gorevic is Chief Executive Officer of Teladoc Health, Inc. and a member of its board of directors. He has served in those roles since 2009. Under his leadership, Teladoc Health has become a world leader in virtual care. Prior to joining Teladoc Health, Mr. Gorevic served in various management roles at WellPoint, Inc. (now Anthem, Inc.), including as president of Empire BlueCross BlueShield. Prior to joining Empire, he held various executive leadership roles at Oxford Health, Mail.com, and Gemfinity.
Mr. Gorevic is an experienced leader and entrepreneur in the healthcare industry. He brings to the Board his deep experience in a consumer-facing business and background as an accomplished business leader. His perspectives on managing a leading health and technology business will be particularly valuable to the Board as it considers the Company’s human capital and growth opportunities.

Age: 50 Director since: 2022

Lacy M. Johnson

Mr. Johnson is a partner with the Taft Stettinius & Hollister LLP law firm where he has practiced since February 2021. He is part of Taft’s Public Affairs Strategies Group and partner-in-charge of the firm’s Washington D.C. office. Mr. Johnson is a former partner with the Ice Miller LLP law firm, where he practiced from 1993 to January 2021 and focused on public affairs services. Previously, Mr. Johnson served as Attorney, Government Relations Services, Sagamore-Bainbridge, Inc., Director of Security for the Indiana State Lottery, liaison with the Indiana General Assembly, and Lt. Colonel and deputy superintendent for Support Services for the Indiana State Police. Mr. Johnson served on the Biden-Harris transition team, was a member of Vice President Harris’s Midwest Finance team and is a trusted advisor and supporter of many Congressional Black Caucus (CBC) leaders and members. He is a Democratic National Committeeman and former Lt. Commander of the United States Naval Intelligence Reserves. In addition, Mr. Johnson has served as a director of Griffon Corporation since 2019.
Mr. Johnson’s extensive background and experience in public affairs and government relations have brought unique perspective to the Board and his service in other roles provide valuable insights on ESG practices involving diversity considerations and other social issues. In addition, Mr. Johnson provides the Board with legal acumen gained over his 30 years of legal practice and service in both private law firms and government offices.

Age: 69 Director since: 2016
                                Kemper Corporation 2022 Proxy Statement 15

Proposal 1

Robert J. Joyce

Mr. Joyce has served as Lead Director since 2021. Prior to that, Mr. Joyce was the Chairman of the Board of Directors of the Company since November 2015. Mr. Joyce served as Chairman and Chief Executive Officer of Westfield Group from July 2003 to January 2011, and as Executive Chair of Westfield’s Board from January 2011 until his retirement in March 2012. Westfield Group is privately-held and provides a broad portfolio of insurance and financial services. Mr. Joyce also served as Chairman of Westfield Bank from December 2001 to April 2010. Prior to joining Westfield in 1996, Mr. Joyce held various senior leadership positions with Reliance Insurance Group, and previously worked as a certified public accountant. Mr. Joyce served as a U.S. Navy Captain and is a veteran of Desert Storm and Desert Shield.
Mr. Joyce brings substantial leadership experience and insurance industry expertise to the Board. Mr. Joyce also gained valuable acumen and skills for his role as Chairman of the Company’s Board through his years of service as Chairman of the Board at Westfield. In addition, Mr. Joyce previously served on the Board of Governors of the Property Casualty Insurers Association of America and is a past chair of that organization. He also served as a Trustee of the Griffith Insurance Education Foundation and on the Board of the National Association of Independent Insurers.

Age: 73 Director since: 2012

Joseph P. Lacher, Jr.

Mr. Lacher has served as President and Chief Executive Officer of the Company since November 2015 and as Chairman since May 2021. Mr. Lacher previously served in other senior executive roles in the insurance industry. From November 2009 to July 2011, Mr. Lacher was President of Allstate Protection, a unit of Allstate Corporation, where he led the company’s property and casualty offerings serving more than 17 million American households. Prior to Allstate, Mr. Lacher spent 18 years at The Travelers Companies, Inc., serving as Executive Vice President - Personal Insurance from 2002 to 2009 and as Executive Vice President - Select Accounts from 2006 to 2009.
Mr. Lacher’s senior executive experience in the insurance industry provides valued expertise and perspective to the Board. In his role as the Company’s Chairman and Chief Executive Officer, he fills a critical role as liaison between the Board and the members of the Company’s executive and operational teams. His strong industry background and insights complement the broad business backgrounds and skills of the other members of the Board.

Age: 52 Director since: 2015
                                Kemper Corporation 2022 Proxy Statement 16

Proposal 1

Gerald Laderman

Gerald Laderman is Executive Vice President and Chief Financial Officer of United Airlines, a position held since August 2018. Previously, as a member of United’s senior executive leadership team, he served as Senior Vice President and Acting Chief Financial Officer from 2015 to 2016 and again in 2018. Mr. Laderman was Senior Vice President - Finance, Procurement and Treasurer from 2010 to 2015 and 2016 to 2018. In this role, Mr. Laderman oversaw corporate finance, treasury operations, risk management, fleet management, tax and procurement (including fuel, technical and corporate procurement). Mr. Laderman was Senior Vice President of Finance and Treasurer for Continental Airlines from 2001 to 2010 prior to its merger with United. He joined Continental in 1988 as Senior Director of Legal Affairs and Aircraft Programs. Prior to joining Continental, Mr. Laderman practiced law at the New York firm of Hughes Hubbard and Reed from 1982 to 1988.
Mr. Laderman brings extensive financial acumen to the Board, as well as technical knowledge gained from managing the finance operations and many functional areas of a large multinational corporation. His resulting expertise in finance, including matters such as capital and operating budget planning, cost management and capital allocation, and other key corporate functions, including enterprise risk management, as well as his service as a public company Chief Financial Officer, provides the Board with substantial wisdom and perspective.

Age: 64 Director since: 2020

Stuart B. Parker

Mr. Parker served as President and Chief Executive Officer of USAA, as a member of the USAA Board of Directors and as Chair of the Board of USAA Federal Savings Bank from March 2015 until his retirement in February 2020. USAA, a privately-held company, provides insurance, investment and banking solutions to military members and veterans and their families. Mr. Parker previously served as USAA’s Chief Operating Officer from 2014 to 2015, Chief Financial Officer from 2012 to 2014, President of the Property and Casualty Insurance Group from 2007 to 2012 and President of Financial Planning Services from 2004 to 2007. Mr. Parker joined USAA in 1988 and served as a member of its senior team, the Executive Council, for 16 years. Mr. Parker served in the U.S. Air Force for nearly 10 years and is a veteran of Desert Shield and Desert Storm. Since December 2020, Mr. Parker has also served as a director of HealthEquity, Inc.
Mr. Parker brings substantial financial industry experience to the Board from his over 30 years of service with USAA. His many leadership roles, including service as a chief executive officer, board member and board chair, provide extensive hands-on knowledge in areas such as operations and governance in a highly-regulated industry, executive management and strategy development and implementation. While at USAA, Mr. Parker also served on the board of Chief Executives for Corporate Purpose, a CEO-led coalition that helps companies focus on social responsibility, enhancing the Board’s awareness of important issues and ESG initiatives.

Age: 60 Director since: 2020
                                Kemper Corporation 2022 Proxy Statement 17

Audit Committee Report

Christopher B. Sarofim

Mr. Sarofim is the Vice Chairman and a member of the Board of Directors of Fayez Sarofim & Co., a registered investment advisory firm. Mr. Sarofim joined the firm in 1988 and has been a member of its Board since August 2014. He is a member of the firm’s Executive, Finance and Investment Committees, co-manager of the mutual funds that Fayez Sarofim & Co. manages for BNY Mellon, and is also the President of the firm’s foreign advisory business, Sarofim International Management Company and a Director of The Sarofim Group. Mr. Sarofim shares portfolio management responsibilities for numerous separate accounts advised by the firm, as well as several Dreyfus Corporation mutual funds. Prior to joining Fayez Sarofim & Co., he was employed with Goldman, Sachs & Co. in corporate finance. Since February 2021, Mr. Sarofim has also served as a director of Flame Acquisition Corp.
Mr. Sarofim offers the Board extensive experience in the investment world, gained with one of the nation’s premier investment advisory firms. With his financial background and investment advisory experience, Mr. Sarofim is particularly well-suited to serve on the Investment Committee and provides the Board financial market and securities analysis expertise, key aspects of the Company’s investment portfolio management function.

Age: 58 Director since: 2013

Susan D. Whiting

Ms. Whiting currently serves as a director and advisor to for-profit global companies, both private and public. Ms. Whiting had served as Vice Chair of Nielsen Holdings plc until she stepped down in January 2014, following her 35-year career with the company. Nielsen is a global performance management company that provides a comprehensive understanding of what consumers watch and buy. Ms. Whiting’s prior positions with Nielsen include President, Chief Operating Officer, Chief Executive Officer and Chairman of Nielsen Media Research, and Global Executive Vice President. Since 2013, Ms. Whiting has also served as a director of Alliant Energy Corporation.
Ms. Whiting has an extensive background in a variety of operational and executive roles. Her resulting expertise in consumer behavior, information services and data analytics, and government and public affairs, provides the Board with strategic management competencies in these areas. In addition, Ms. Whiting’s career service with Nielsen gives the Board significant consumer-focused perspective and insight.

Age: 65 Director since: 2017

Required Vote
Under the Company’s Bylaws, if a quorum is present, each Nominee will be elected by the affirmative vote of a majority of the votes cast, meaning the number of shares voted “FOR” a Nominee exceeds the number of shares voted “AGAINST” such Nominee. “Abstentions” and “broker non-votes” are not considered votes cast “FOR” or “AGAINST” the foregoing purpose, and will have no effect on the election of Nominees. If a Nominee who is an incumbent director receives a greater number of votes “AGAINST” his or her election than votes “FOR” such election, the Company’s Bylaws require that such director must promptly tender his or her resignation to the Board following certification of the vote.

Recommendation of the Board of Directors
The Board of Directors recommends that you vote “FOR” the Election of all Nominees for Director in Proposal 1.

                                Kemper Corporation 2022 Proxy Statement 18

Independent Registered Public Accountant
Audit Matters

Audit Committee Report
This report concerns the Audit Committee and its activities regarding the Company’s financial reporting and auditing processes. The role of the Audit Committee is one of oversight, and does not include conducting audits or determining whether the financial statements are complete and accurate. The responsibility for the completeness and accuracy of the Company’s financial statements and the assessment of the effectiveness of the Company’s internal control over financial reporting rests with Company management. It is the responsibility of the Company’s independent registered public accountant to perform an audit of, and to express an opinion on whether, the Company’s annual financial statements are fairly presented in conformity with accounting principles generally accepted in the United States and the effectiveness of the Company’s internal control over financial reporting. The responsibility of the Audit Committee is to review and monitor these processes on behalf of the Board.
In this context, the Audit Committee has taken the following actions:
•reviewed and discussed the Company’s audited financial statements and the effectiveness of the Company’s internal control over financial reporting with management and Deloitte & Touche LLP (“Deloitte & Touche”), the Company’s independent registered public accountant for the fiscal year ended December 31, 2021;
•discussed with Deloitte & Touche the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC;
•received from, and discussed with, Deloitte & Touche its written disclosures and letter regarding its independence required by applicable requirements of the PCAOB regarding the independent registered public accountant’s communications with the Audit Committee about independence, and discussed with Deloitte & Touche the firm’s independence; and
•in reliance on these reviews and discussions, and the report of Deloitte & Touche as the Company’s independent registered public accountant, the Audit Committee recommended to the Board that the Company’s audited financial statements for the year ended December 31, 2021, be included in the Annual Report for that year for filing with the SEC.
Audit Committee of the Board of Directors of Kemper Corporation:
Teresa A. Canida
George N. Cochran
Kathleen M. Cronin
Robert J. Joyce
Gerald Laderman
Stuart B. Parker, Chair

                                Kemper Corporation 2022 Proxy Statement 19

Proposal 2
Independent Registered Public Accountant

Independent Registered Public Accountant
Independent Registered Public Accountant Fees for 2021 and 2020 and Pre-Approval of Services
Deloitte & Touche, a registered public accountant with the PCAOB, served as the Company’s independent registered public accountant for and during the years ended December 31, 2021 and 2020. The following table provides information regarding the fees for professional services provided by Deloitte & Touche for 2021 and 2020:

Fee Type	2021	2020
Audit Fees (1)	$4,260,751	$4,169,365
Audit-Related Fees (2)	152,567	251,164
Tax Fees (3)	707,175	582,797
Total Fees	$5,120,493	$5,003,326
(1) Audit Fees in 2021 and 2020 include fees for: (i) the audit of the Company’s annual financial statements and to provide an opinion on the effectiveness of the Company’s internal control over financial reporting; (ii) the review of the financial statements included in the Company’s quarterly reports on Form 10-Q; and (iii) other services normally provided by the independent registered public accountant, including services in connection with regulatory filings by the Company and its subsidiaries for the 2021 and 2020 fiscal years.
(2) Audit-Related Fees in 2021 and 2020 include fees for the audit of several of the Company’s employee benefit plans.
(3) Tax Fees in 2021 and 2020 include fees to prepare forms and schedules for several of the Company’s employee benefit plans and other miscellaneous tax services.
Pre-Approval of Services by Independent Registered Public Accountant
Under its charter, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of Kemper’s independent registered public accountant, including the pre-approval of audit engagements and all permitted non-audit engagements of the independent registered public accountant. Pre-approval of non-audit services may be delegated to the chair of the Audit Committee. All services provided to Kemper by Deloitte & Touche in 2021 and 2020 were pre-approved by the Audit Committee.

                                Kemper Corporation 2022 Proxy Statement 20

Executive Officers
Proposal 2: Advisory Vote to Ratify the Selection of Deloitte & Touche LLP as the Company's Independent Registered Public Accountant

Overview
The Audit Committee considered the performance and qualifications of Deloitte & Touche and has reappointed Deloitte & Touche to serve as the Company’s independent registered public accountant for fiscal year 2022, and the Board is asking shareholders to ratify that selection. Under applicable laws, rules and regulations, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accountant. The Board believes that shareholder ratification of the appointment of the independent registered public accountant, while not legally required, represents good governance practice in light of the significance of the independent registered public accountant’s role in the process of ensuring the integrity of the Company’s financial statements.
The vote is advisory, which means the vote is not binding on the Company, the Board or the Audit Committee. The affirmative vote of a majority of the votes cast with respect to the proposal is required to ratify the selection of Deloitte & Touche as the Company’s independent registered public accountant for the 2022 fiscal year. In the event the appointment is not ratified, the Audit Committee will consider whether the appointment of a different independent registered public accountant would better serve the interests of the Company and its shareholders. Despite shareholder ratification, the Audit Committee may appoint a new independent registered public accountant at any time if it determines in its sole discretion that such appointment is appropriate and in the best interests of the Company and its shareholders.
It is expected that representatives from Deloitte & Touche will be present at the Annual Meeting. Such representatives may make a statement if they desire to do so and will be available to respond to appropriate questions.

Required Vote
If a quorum is present, the selection of Deloitte & Touche as the Company’s independent registered public accountant for 2022 will be ratified by the affirmative vote of the majority of votes cast, meaning the number of shares voted “FOR” the proposal exceeds the number of shares voted “AGAINST” the proposal. “Abstentions” and “broker non-votes” are not considered votes cast “FOR” or “AGAINST” the proposal and will have no effect on the proposal.

Recommendation of the Board of Directors
The Board of Directors recommends that you vote “FOR” Proposal 2.

                                Kemper Corporation 2022 Proxy Statement 21

Executive Officers
Executive Officers
The following narratives summarize the business experience over at least the last five years of the Company’s current executive officers, other than Mr. Lacher, whose business experience was described above in the Election of Directors section beginning on page 12. The positions described below as being with the Company may have been held with Kemper or one or more of its subsidiaries. The executive officers serve at the pleasure of the Board.

Ismat Aziz	Executive Vice President, Chief Human Resources Officer & Chief Administrative Officer	54
Ms. Aziz joined the Company in December 2020 and currently serves as Chief Human Resources Officer (“CHRO”) and Chief Administrative Officer. Prior to joining the Company, Ms. Aziz was an officer of U.S. Bank, serving as Chief Advocacy Officer from February 2020 to December 2020, and as CHRO from September 2018 to February 2020, where she was responsible for human capital strategy, including talent acquisition and development, performance management, compensation and benefits and employee relations. Previously, Ms. Aziz served as CHRO for Sprint Corporation from May 2016 to September 2018, as CHRO for Wal-Mart Stores, Inc. (Sam’s Club) from April 2012 to April 2016, and in other senior human resources roles at Sears Canada Inc. from June 2009 to April 2012 and at MDS Pharmaceuticals from April 2007 to May 2009.

John M. Boschelli	Executive Vice President and Chief Investment Officer	53
Mr. Boschelli joined the Company in December 1997 and assumed his current position with the Company in May 2009. Mr. Boschelli served as the Company’s Treasurer from February 2002 to May 2009, as Assistant Treasurer from December 1999 to February 2002, and in various other positions from December 1997 to April 1999.

Charles T. Brooks	Executive Vice President, Operations and Systems	55
Mr. Brooks joined the Company in May 2016 as Senior Vice President & Chief Information Officer and assumed his current position in March 2017. Prior to joining the Company, Mr. Brooks served as the Global Operations and Technology Officer for ACE Limited (now Chubb), a position he held from August 2011 to December 2015. From February 2009 to August 2011, Mr. Brooks served as Senior Vice President/Head, Member and Plan Sponsor Services for Aetna. Mr. Brooks previously served as Senior Vice President, Operations and Chief Information Officer, Personal Lines for Travelers from December 2003 to February 2009 and as Partner, Financial Services - Insurance Practice at Accenture from June 1998 to December 2003.

C. Thomas Evans, Jr.	Executive Vice President, Secretary and General Counsel	63
Mr. Evans joined the Company in 1992 and assumed his current position with the Company in May 2015. Previously, Mr. Evans served in several leadership roles for the Company including Secretary and Associate General Counsel, Assistant General Counsel, Chief Counsel for Career Agency and Counsel. Before joining the Company in 1992, Mr. Evans was in private practice with the law firm of Winston & Strawn, where his practice focused on corporate and commercial litigation.

James J. McKinney	Executive Vice President and Chief Financial Officer	42
Mr. McKinney joined the Company in his current position in November 2016. Prior to joining the Company, Mr. McKinney served as Executive Vice President, Chief Financial Officer for Banc of California from November 2015 to November 2016 and as Executive Vice President, Chief Accounting Officer from September 2015 to November 2015. From November 2012 to July 2015, Mr. McKinney held senior executive positions with International Lease Finance Corporation, a unit of AerCap Holdings N.V., where he served as Vice President, Controller and previously as Vice President, Principal Accounting Officer and Global Corporate Controller. Mr. McKinney previously held several senior financial positions with RBS Citizens Asset Finance from June 2004 to November 2012, most recently as Vice President,
                                Kemper Corporation 2022 Proxy Statement 22

Compensation Committee Governance
Head of Balance Sheet Management, Operations & Strategy.

Anastasios Omiridis	Senior Vice President, Deputy Chief Financial Officer and Principal Accounting Officer	54
Mr. Omiridis joined the Company in his current position in September 2019. Prior to joining the Company, Mr. Omiridis served as Senior Vice President and Chief Financial Officer of Chubb Life, a segment of Chubb Limited, from May 2017 to September 2019. Prior to that, he was Senior Vice President and Chief Accounting Officer for Argo Limited from December 2012 to January 2017. Prior to Argo Limited, Mr. Omiridis held similar senior roles at MetLife from August 2007 to December 2012, which includes roles held at American Life Insurance Company prior to its acquisition by MetLife in November 2010, and Scottish Reinsurance from June 2006 to August 2007.

Duane A. Sanders	Executive Vice President and President, Property & Casualty Division	65
Mr. Sanders joined the Company in his current position in January 2018. Prior to joining the Company, Mr. Sanders spent 16 years at Travelers, from August 2001 to January 2018, in several senior leadership roles, most recently as Senior Vice President of Small Commercial, leading Field Operations, National Programs, National Distribution, International Small Commercial, and the broader Business Insurance Low Touch initiative. From 2013 to 2016, Mr. Sanders held various senior leadership roles at Travelers Canada, including CEO and COO. Prior to joining Travelers, Mr. Sanders held various senior leadership positions at Mobile America Insurance Group from 1995 to 2001.

Erich Sternberg	Executive Vice President and President, Life & Health Division	53
Mr. Sternberg joined the Company in his current position in March 2020. Prior to joining the Company, Mr. Sternberg was Chief Executive Officer at Starmount Life Insurance Company, which was acquired by Unum Group in August 2016, and served on the Unum US senior leadership team and as advisor to Unum Group’s Colonial Life unit. He served in various roles at Starmount and Jaimini Health (d/b/a PrimeCare Dental Plan) beginning in 1998, serving as President of Starmount from January 2000 to March 2019 and Chief Executive Officer beginning in January 2015. From 1992 to 1998, Mr. Sternberg served as a marketing and sales executive for Clinique International, a subsidiary of the Estée Lauder companies.
                                Kemper Corporation 2022 Proxy Statement 23

Compensation Committee Governance
Discussion of HR & Compensation Committee Governance

HR & Compensation Committee Authority and Delegation
The scope and authority of the HR & Compensation Committee is described in the Board and Corporate Governance section beginning on page 1. The HR & Compensation Committee has authority to retain outside advisors to assist the committee in its evaluation of executive compensation, and to approve the fees and other terms of retention of such advisors. Under the terms of its charter, the HR & Compensation Committee may delegate authority to subcommittees, consistent with applicable law. However, the HR & Compensation Committee does not presently have any subcommittees and no such delegations have been made.
The HR & Compensation Committee has delegated authority to the Company’s CEO to grant, and designate recipients for, a limited number of awards under the Omnibus Plan, and to determine the size, terms and conditions of such awards. The delegated authority covers only new hire, promotional and retention awards to employees other than the Company’s executive officers. The delegated authority is regularly monitored by the HR & Compensation Committee.

HR & Compensation Committee Process Overview
The HR & Compensation Committee performs an annual review of the Company’s executive compensation policies, practices and programs, and of the compensation provided to the Company’s executive officers and directors. Annual reviews have historically started at the HR & Compensation Committee meeting held in the last quarter of each year, with compensation determinations for the Company’s executive officers approved at its first quarter meeting of the following year. Each year the HR & Compensation Committee makes decisions on the following matters, generally at or prior to its first quarter meeting:
•annual compensation of the Company’s executive officers;
•determination of the amounts of any annual cash incentives payable for the prior year, including validation of performance results for determining any payouts under performance-based cash and equity-based compensation awards granted for prior years;
•any changes to Kemper’s executive compensation plans and programs; and
•determinations as to the current-year cash and equity-based compensation.
The CEO plays a key role in the decision-making process for determining the annual compensation of the other executive officers by providing performance assessments and making compensation recommendations to the HR & Compensation Committee on salary, annual cash incentives, and equity-based compensation awards. The HR & Compensation Committee considers these recommendations and meets with the CEO to discuss his rationale. The HR & Compensation Committee works collaboratively with the CEO to obtain the benefit of his knowledge and judgment to determine the appropriate compensation for those executive officers.
Generally at its fourth quarter meeting each year, the HR & Compensation Committee approves recommendations to the Board for any changes to the non-employee director compensation program. The Company’s executive officers are not involved in the process of analyzing and determining compensation for the non-employee members of the Board, except the CEO, who participates as a Board member when non-employee director compensation is considered and determined by the Board.

                                Kemper Corporation 2022 Proxy Statement 24

Compensation Discussion and Analysis

The Role of Compensation Consultants
The HR & Compensation Committee has engaged the services of an independent compensation consultant to assist with its executive and non-employee director compensation review and oversight, and for such additional services as it has requested from time to time. Frederic W. Cook & Co., Inc. (“FW Cook”) served as the HR & Compensation Committee’s independent compensation consultant for 2021. The HR & Compensation Committee asked FW Cook to provide the committee with benchmarking data based on comparable companies in the insurance industry, as well as general benchmarking data for the executive officers, data and practices with respect to non-employee director compensation, advice on current trends and developments related to executive compensation, and advice on other executive and director compensation matters that arose in the ordinary course. The involvement of FW Cook in the 2021 executive compensation decision-making process is described in more detail below under the heading Benchmarking Analysis in the Compensation Discussion and Analysis section beginning on page 25. The HR & Compensation Committee considers FW Cook’s independence on an annual basis. For 2021, the HR & Compensation Committee concluded that no factors existed that presented any independence issues or conflicts of interest under applicable rules of the NYSE or SEC.
                                Kemper Corporation 2022 Proxy Statement 25

Compensation Discussion and Analysis
Compensation Discussion and Analysis
This Compensation Discussion and Analysis (“CD&A”) describes the Company’s executive compensation program and explains how the HR & Compensation Committee made compensation decisions for the following named executive officers (“NEOs”) in 2021:

Named Executive Officer	Position with the Company in 2021
Joseph P. Lacher, Jr.	President and Chief Executive Officer
James J. McKinney	Executive Vice President and Chief Financial Officer
John M. Boschelli	Executive Vice President and Chief Investment Officer
Duane A. Sanders	Executive Vice President and President, Property & Casualty Division
Erich Sternberg	Executive Vice President and President, Life & Health Division

Executive Summary
Kemper’s Executive Compensation Program
Key features of the Company’s executive compensation program in 2021 included the following:
•Salary, the only component that is fixed and not based on performance. Salary represents a relatively small portion of total compensation and is generally not adjusted annually.
•Our annual performance-based cash incentive program (“Annual Incentive Program”) rewards participants for individual performance and the overall performance results of the Company and its business units. The program is designed to allocate the highest compensation to the highest performing and most impactful participants.
•Our performance-based equity awards include stock options and performance share units (“PSUs”), with three-year performance metrics tied to relative total shareholder return (“Relative TSR”) and adjusted return on equity (“Three-Year Adjusted ROE”). Equity awards are tied to key measures we believe are valued by shareholders, including share price increases, relative shareholder return compared to similarly situated insurance companies and adjusted return on equity, a key performance indicator in the insurance industry. These awards increase in value as our share price increases, aligning them with resulting gains by shareholders.
Navigating the Challenges of 2021
Since 2017, Kemper has seen substantial growth through the strategic management of a portfolio of specialty businesses. Over that period and as a result of the successful implementation of the senior management team’s strategic vision, our growth and operating success has outpaced industry peers. Beginning in the first quarter of 2020, the COVID-19 pandemic and the related governmental responses resulted in broad economic disruptions. In 2021, these disruptions led to significant deterioration in the operating environment and near-term outlook for both our P&C and L&H businesses.
At the onset of the pandemic in 2020, economic activity and auto travel slowed dramatically. With our auto customers on the road less, Kemper saw corresponding reductions in loss frequency in the P&C business. Combined with proactive steps taken by our team to manage successfully through the pandemic, the aberrational reduction in loss frequency contributed to unexpectedly strong operating performance in 2020.
After the lockdowns, financial market volatility, and other economic disruptions of 2020 caused by COVID-19, 2021 represented a return in some respects to a more normal operating environment. For Kemper, however, our niche and underserved markets were directly and adversely affected by additional disruptions caused by the pandemic and the easing of COVID-19 lockdowns.
In response to the reduction in loss frequency in 2020, Kemper, like many in the industry, delivered premium rebates to auto customers and sought no increases in premium rates for an extended period. Starting in the second quarter of 2021, the American economy emerged from lockdown, leading to rapid increases in auto travel and thus loss frequency. This increase in frequency, combined with broader economic factors such as inflation, labor market pressures and supply
                                Kemper Corporation 2022 Proxy Statement 26

Compensation Discussion and Analysis
chain disruptions, led to significant and abrupt increases in severity and loss costs. These difficulties were exacerbated by the extended timeframe needed to normalize rates, all of which combined to negatively impact the Company’s operating results.
Kemper’s L&H business continued to experience increased losses directly related to the impacts of COVID-19 in 2021. For example, mortality levels and hospitalizations increased as a result of the pandemic, with the Delta and Omicron variants having a sustained impact on 2021 results.
The table below shows Kemper’s overall unadjusted results for 2021 compared to 2020 and 2019:
In response to these challenges, Kemper’s senior management team took steps in 2021 to both minimize the impact of these factors and optimize the business to be competitively positioned for a more favorable operating environment. Some of these actions included:
•Proactively seeking rate increases for P&C products affected by unfavorable loss trends;
•Digitizing the L&H premium collection process, which had relied heavily on in-person interactions with customers, to be more flexible and efficient;
•Hiring talented executives with the skills and experience to capitalize on emerging business opportunities;
•Supporting our communities through a refocused and more impactful philanthropy program; and
•Investing in the continued training and development of our employees.
In spite of the challenges in 2021, Kemper’s business remains strong. Following several years of solid operating performance and disciplined capital management, we believe the Company’s cash flows, balance sheet and liquidity are healthy and well-positioned to seek a return to growth and profitability. Kemper believes that the many achievements and investments made during 2021 will result in a stronger business going forward.
Compensation and the Response to COVID-19
The objectives of the Company’s executive compensation program are to attract, retain and motivate the Company’s executives by providing competitive compensation structured to incentivize performance in support of the Company’s strategy, and reward executives for achieving the desired results and increasing shareholder value. At the heart of this objective is the alignment between pay and performance over the long term.
                                Kemper Corporation 2022 Proxy Statement 27

Compensation Discussion and Analysis
Because of our focus on the long-term, an important element of our executive compensation program is that, in measuring performance, it accounts for and normalizes the short-term impact of significant non-recurring events. For example, events of this type might include an unusual litigation outcome or a catastrophe. For these purposes, a catastrophe could include a hurricane, a pandemic, a terrorist attack or another man-made disaster. In the case of catastrophes, Kemper has historically adjusted our financial results to reflect the expected costs of catastrophe losses instead of actual catastrophe losses. Given the aberrational nature of the COVID-19 pandemic, Kemper’s adjusted results reflect the exclusion of COVID-19 specific items.
The following table shows 2021 actual Net Income and Return on Equity, each as reported and as adjusted:

2021 Performance
Measure	2021 Actual
Net Income (Loss)	$(120.5) million
Adjusted Net Income (1)	$407.2 million
Return on Equity (“ROE”) (2)	9.6%
Adjusted ROE (1)(2)	11.7%
(1) Non-GAAP financial measure - See Appendix A for GAAP to Non-GAAP reconciliation.
(2) Calculated using average of beginning-of-year and end-of-year shareholders’ equity.
By adjusting the impact of episodic, non-recurring events—including the COVID-19 pandemic—to a normalized amount based on historical experience, we believe that the HR & Compensation Committee is better able to evaluate relative performance in a given year. Over time, the HR & Compensation Committee believes that this is the best method to judge performance and by design it results in a compensation structure more consistent and less affected by short term volatility driven by non-recurring items.
The COVID-19 pandemic had a significant impact on Kemper’s results of operations in both 2020 and 2021. However, because the aberrational impact of COVID-19 is adjusted as described above, the ultimate impact on executive compensation is more limited. In particular, these adjustments affect the following components of Kemper’s executive compensation program:
•The formula used for determining the 2021 annual cash incentive pool under Kemper’s Executive Performance Plan includes COVID-19 impacts in the actual catastrophe losses that are adjusted to a normalized amount; and
•The calculation of the Company’s return on equity (or ROE) used in the determination of the PSUs based on Three-Year Adjusted ROE has been adjusted for COVID-19 impacts.
Adjustments were considered and made in 2020, when the effect of the pandemic on results was largely favorable, and in 2021, when the impact was largely unfavorable. As a result, the performance-based component of NEO’s compensation—and thus their total compensation—has been largely consistent over the last three years. To the extent that a more favorable operating environment in future periods reduces the ultimate effect of the pandemic on Kemper’s results, we expect that adjustments to that impact would also be considered and made according to the same principles.
The effect of these adjustments does not apply to all elements of executive compensation. In particular, the realized value of stock options is based on the trading price of Kemper’s Common Stock and the vesting of a portion of the PSUs is determined based on Kemper’s Relative TSR at the applicable time. For more information about awards based on Relative TSR, please refer to PSU Awards Granted in 2021—Shares Based on Relative TSR on page 38.
As equity compensation typically serves as the largest component of the compensation package for our executive population, linking these elements of compensation to absolute and relative share price is an important way in which total compensation is directly aligned with the interests of shareholders. To the extent that COVID-19 (or any other factor) impacted Kemper’s share price, it would have a corresponding impact on NEO compensation. As described below, this in fact occurred in 2021.
In particular, the LTI awards vesting in 2021 were 31% lower in value than they were upon grant date. Outstanding stock options that were granted in 2018, 2019 and 2020 held no value as of December 31, 2021, as the trading price of $58.79
                                Kemper Corporation 2022 Proxy Statement 28

Compensation Discussion and Analysis
of our Common Stock was lower than the price on each of the grant dates for those years. Stock options make up 25% of the NEO’s long term incentive award and their value directly aligns to shareholder value.
In addition, lower operating performance resulted in reduced vesting of PSUs as compared to prior years. As illustrated in the following table, with a decline in Relative TSR, the total percentage of PSUs awarded in prior years that vested for our NEOs based on 2021 performance was substantially lower than in prior years.

PSU Payout Percentages
Award Years 2017-2019 (Payable in 2020-2022)
250%
200%
150%
100%
50%
0%
2017 Award
(payable in 2020)
2018 Award
(payable in 2021)
2019 Award
(payable in 2022)
TSR
ROE

Kemper believes that these results illustrate the alignment of pay with performance and reflect an appropriate overall compensation program design.
Executive Compensation Outcomes—2021 and in the Future
Kemper’s HR & Compensation Committee have long believed that the Company’s executive compensation program effectively links pay and performance and aligns with shareholder interests. We believe that our history of strong shareholder “say-on-pay" votes, including 97% of the votes cast in 2021, support this conclusion. In addition and for the reasons described above, the Company believes the executive compensation program performed effectively during the challenges in 2021 caused by the COVID-19 pandemic.

Executive Compensation Program
Summary of Executive Compensation Elements
The Company provides both fixed (salary) and performance-based (cash and equity incentives) compensation to NEOs. Most compensation awarded to each NEO in 2021 was “at risk” to the executive because it was contingent on Company and individual performance and, for the PSU component, the number of shares ultimately paid out could vary from the initial award. Additionally, the value of the PSUs and stock options granted will change commensurate with the price of the Company’s Common Stock. The amount of “at risk” compensation based on performance is designed to be significantly more than salary. The following charts show each element of 2021 target NEO compensation, including the mix of annual cash and long-term equity incentives, as well as the overall percentages of fixed versus performance-based compensation for the CEO and for the other NEOs (on average):
                                Kemper Corporation 2022 Proxy Statement 29

Compensation Discussion and Analysis

What We Do
✓
Pay-for-Performance: The majority of NEO total compensation is tied to Company, business unit and individual performance and is considered “at risk” by the Company, with actual value contingent upon performance results.
✓
Independence of Executive Compensation Consultant: The HR & Compensation Committee has engaged an executive compensation advisor who is independent in accordance with SEC and NYSE rules and has no personal relationships with our NEOs or Board members.

✓	Clawback Rights: Our cash incentive and equity programs include clawback rights on paid incentives in the event of certain accounting restatements or as otherwise required by applicable law.	✓	Independent Committee Members: All HR & Compensation Committee members are independent in accordance with SEC and NYSE requirements and guidelines.
✓	Dividend Equivalents Paid Only on Earned Awards: Since 2018, dividend equivalents accrue on performance shares during the performance period and are paid on shares earned when they vest.	✓	Double-Trigger Change-in-Control: Our Company policy provides for change in control benefits only on a qualified termination of employment in connection with a change in control.
✓
Stock Ownership Guidelines: The Company maintains rigorous stock ownership guidelines for Directors, NEOs and other executive officers to reinforce the alignment of our executives with shareholder interests.
✓
Strive to Understand Shareholders’ Views on Executive Compensation: We believe the supportive shareholder vote on the Company’s annual Say-on-Pay proposal demonstrates that the program aligns with shareholder expectations.

What We Do Not Do
✗	No Tax Gross-Ups: NEOs and other executive officers are not entitled to excise tax gross-ups under any Company policies or compensation programs.	✗	No Employment Contracts: The Company does not have employment contracts with its NEOs or other executive officers, who are all employees “at will.”
✗	No Hedging or Pledging: Directors and all employees who receive equity awards are prohibited from hedging, pledging or otherwise encumbering shares of the Company’s Common Stock.	✗	No Excessive Perquisites: Perquisites include annual executive physicals, financial planning services, additional insurance coverages, and limited personal aircraft use.
                                Kemper Corporation 2022 Proxy Statement 30

Compensation Discussion and Analysis

Compensation Strategy and Analysis
General Strategy
In its deliberations on executive compensation, the HR & Compensation Committee considers whether the cash and equity-based awards are consistent with the Company’s underlying principles and objectives, including long-term shareholder interests, the total value to individual executives and the cost to the Company. Executive compensation decisions are designed to reflect the following approach by the HR & Compensation Committee:
•Obtain a clear understanding of the business strategies and objectives of the Company, and the reasoning and recommendations of senior management. The HR & Compensation Committee believes it is necessary to give significant weight to the views of the CEO and senior management;
•Consider, with the assistance of its compensation consultant, industry data on compensation levels for similar positions at similar companies, particularly in the insurance industry, to assess the comparability of the Company’s pay practices and determine if any noted variances are reasonable, appropriate and purposefully designed to successfully attract, motivate and retain skilled executives in a highly competitive marketplace;
•Provide executive officer salary adjustments only periodically or as appropriate to reflect significant changes to the Company’s profile or increased management responsibilities, or to address significant changes to competitive market conditions;
•Provide an annual cash incentive program structured to incentivize and reward exceptional financial, business unit and individual performance during the prior year;
•Reward longer-term results through equity-based incentives, including PSUs with three-year performance metrics based on Relative TSR and Three-Year Adjusted ROE, and stock options that gain value based on absolute share price appreciation; and
•Monitor compliance by the senior management team with Kemper’s stock ownership policy.
The following table summarizes the material elements of the Company’s 2021 executive compensation program. Further details regarding each of the elements are provided in the discussion that follows the table.

                                Kemper Corporation 2022 Proxy Statement 31

Compensation Discussion and Analysis

EXECUTIVE COMPENSATION PROGRAM

Element	Key Characteristics	Why We Pay this Element	How We Determine Amount	2021 Decisions

Fixed Compensation
Salary	Fixed compensation payable in cash	Provides competitive cash compensation to attract, retain and motivate performance by talented executives	Established using market data as a reference. Adjustments generally made periodically to reflect significant changes in profile of the Company, responsibilities or competitive market conditions	No salary increases were made to NEOs in 2021, other than to Mr. Boschelli.

Variable Performance-Based Compensation
Annual Cash Incentive	Variable cash compensation	Aligns compensation program with annual adjusted performance results	Earned based on corporate, business unit and individual performance Program is designed to allocate highest compensation to the highest performing and most impactful participants	Aggregate annual incentive pool was approximately 100 percent of target pool, based on adjusted 2021 financial performance of the Company and operational considerations
Performance Share Units (PSUs)	Variable equity compensation

Earned based on results of performance metrics at the end of a three-year performance period (assuming continued employment)

Realizable value is variable based on multi-year Company financial performance and stock price appreciation	Align management’s interests with those of shareholders

Performance metrics driven by Company performance

Balance short-term focus of the Annual Cash Incentive by tying rewards to performance over multi-year periods

Along with stock options, provide mix of long-term incentives supporting business strategy	Based on job scope, market data and individual performance Actual payouts can range from 0 to 200 percent of target shares, based on achievement of three-year performance goals	75 percent of total annual equity award value was granted in form of PSUs

PSUs were split between two performance metrics, with 67 percent based on Relative TSR, and 33 percent based on Three-Year Adjusted ROE
Stock Options	Variable equity compensation

Nonqualified stock options vest equally over three years (assuming continued employment) and expire in 10 years

Realizable value is variable based on long-term stock price appreciation	Align management’s interests with those of shareholders

Focus management on long-term stock price appreciation

Balance short-term focus of Annual Cash Incentive by tying rewards to long-term performance up to 10 years

		Along with PSUs, provide a mix of long-term incentives that support business strategy	Based on job scope, market data and individual performance	Twenty-five percent of total annual value of equity award granted as stock options
Restricted Stock Units (RSUs)	Variable equity compensation Time-vested awards which generally vest equally over two to three years RSUs are not part of the annual grant, but are used in limited circumstances	Generally used to encourage retention and serve as an inducement to join or remain with the Company under certain circumstances	Based on job scope, future potential assessment and/or to replace compensation “left on table” for candidates, which serves as an inducement to join the Company	No RSUs were granted to NEOs in 2021
                                Kemper Corporation 2022 Proxy Statement 32

Compensation Discussion and Analysis
Benchmarking Analysis
As part of its executive compensation review for 2021, the HR & Compensation Committee considered a benchmarking analysis provided by FW Cook comparing the compensation components of salary, annual incentives, long-term incentives, and total compensation of the Company’s CEO and other executive officers relative to pay programs of a selected peer group (“Peer Group”). Where possible, each Company position was compared to industry data using functional counterparts or executives with similar roles at the peer companies, as well as compensation data disclosed in proxy statements filed in 2020.
The HR & Compensation Committee did not make any changes for 2021 to the Peer Group used in 2020. The 2021 Peer Group consisted of 16 publicly-traded companies in the insurance industry with profiles similar to the Company’s based on information disclosed in their annual reports and proxy statements. The Peer Group companies generally had a majority of operations in the property and casualty insurance industry, and variations in their revenues, assets and market capitalization versus the Company were considered when the group was selected.
The following companies were included in the Peer Group for 2021:

American Equity Investment Life Holding Company	Erie Indemnity Company
American Financial Group, Inc.	First American Financial Corporation
American National Group, Inc.	Globe Life Inc.
Argo Group International Holdings, Ltd.	The Hanover Insurance Group, Inc.
Assurant, Inc.	Markel Corporation
Cincinnati Financial Corporation	Mercury General Corporation
CNA Financial Corporation	Selective Insurance Group, Inc.
CNO Financial Group, Inc.	W.R. Berkeley Corporation
FW Cook also compared Kemper’s executive compensation levels based on total direct compensation consisting of base salary, three-year average of actual bonus payouts, and long-term incentive grant guidelines against additional market references, including published survey data from similarly sized companies in the broader insurance industry. In addition, general industry data from Willis Tower Watson, Mercer, Aon, McLagan and Equilar executive pay surveys was evaluated for reasonableness after being scoped to the Company’s projected revenue and other considerations. The HR & Compensation Committee did not consider the individual companies included in these additional market references for the CEO and does not believe their identification to be material with respect to the compensation of the other NEOs.
The HR & Compensation Committee used the benchmarking data to test the reasonableness of the compensation paid to the Company’s executive officers. In evaluating the benchmarking data, the HR & Compensation Committee did not follow a rigid process, establish specific pay objectives in evaluating the benchmarking data (such as, for example, targeting different elements of compensation at the median), or use the data as part of specific formulas when making compensation determinations for these executives. Instead, the HR & Compensation Committee considered the benchmarking analysis as a means of identifying any outliers and determining whether the levels of compensation provided to the CEO and other executive officers were within appropriate ranges relative to comparable companies.
The benchmarking data was also subjectively considered by the HR & Compensation Committee as an additional point of reference in its deliberations on compensation levels for these executives, along with other factors such as Company and business unit performance, individual performance, and the Company’s compensation philosophy and objectives. The HR & Compensation Committee believes the Company’s executive compensation program is fair, competitive with marketplace practices and effective in enhancing shareholder value.
Consideration of 2021 Say-on-Pay Vote
As part of its review of the Company’s executive compensation program, the HR & Compensation Committee considered the approval by approximately 97% of the votes cast for the Company’s say-on-pay vote at our 2021 annual meeting. Based on such high level of support, we did not make any changes to our compensation program.
                                Kemper Corporation 2022 Proxy Statement 33

Compensation Discussion and Analysis

Annual Determination of Specific Compensation
The objective of the Company’s executive compensation program is to attract, retain and motivate the performance of the Company’s executives. This is accomplished by providing competitive compensation structured to incentivize performance in support of the Company’s strategy, and reward executives for achieving the desired financial results and increased shareholder value.
The annual compensation program for the NEOs consists of a fixed salary component, an annual cash incentive award component that varies based on performance, and an equity award based on multi-year financial metrics and long-term stock price appreciation. For the NEOs other than the CEO, the equity award value is at a target percentage of salary. The equity award value may be increased or decreased on occasion at the discretion of the HR & Compensation Committee to recognize outsized performance, under performance or other significant factors.
As salary is the only component that is fixed and not based on performance, it represents a relatively small portion of total compensation, and is generally not adjusted annually. The HR & Compensation Committee believes compensation based on performance, including awards under the Annual Incentive Program, stock options and PSUs, provide the most effective means of driving successful and shareholder-focused performance. Time-based RSUs are used in limited circumstances, specifically in grants to certain executives to induce them to join or remain with the Company.
Salaries
The HR & Compensation Committee has adopted the philosophy of not providing annual adjustments to base salary compensation except as determined necessary or appropriate to reflect significant changes in the profile of the Company, responsibilities or competitive market conditions. In 2021, no increases to base salary were made for any NEOs other than Mr. Boschelli.
Performance-Based Cash Incentives and Equity Awards
Because each NEO holds a position that provides strategic direction, requires critical decision-making, and drives the Company’s performance and financial results, the HR & Compensation Committee believes:
•A material percentage of the NEO’s compensation should be linked to Company performance; and
•Greater responsibilities should lead to greater opportunities for incentive compensation.
Accordingly, cash incentives and equity-based awards linked to the outcome of Company financial metrics comprise a significant portion of each NEO’s compensation. As previously noted, the Annual Incentive Program provides awards to the highest performing and most impactful participants.
Annual Cash Incentives for 2021
The Annual Incentive Program is a cash incentive program based on performance. Each year, a modeled pool is established for participating employee groups. For 2021, the modeled pool was based on historical target and payout values at each organizational level in an attempt to keep total compensation generally equivalent year over year. The modeled pool was adjusted for extenuating factors, partial year employment for new bonus-eligible participants, and achievement of key strategic projects.
Executive Performance Plan
Awards made to Kemper’s NEOs under the Annual Incentive Program are made under Kemper’s Executive Performance Plan (“EPP”). The EPP serves as an “umbrella” plan and funding vehicle for annual cash incentives for the NEOs. The HR & Compensation Committee intends to continue the process of approving an annual EPP formula and resulting allocations to plan participants as a good corporate governance practice even though the process was initially intended to comply with the performance-based requirements of Section 162(m) of the Internal Revenue Code (“Code”), which no longer apply. This approval process typically occurs at the HR & Compensation Committee’s first quarterly meeting of each year.
The 2021 annual incentives under the EPP were determined by the HR & Compensation Committee using the multi-step process followed in prior years:
                                Kemper Corporation 2022 Proxy Statement 34

Compensation Discussion and Analysis
•The 2021 annual cash incentive pool (“EPP Incentive Pool”) was determined by the performance results under the pre-approved formula based on adjusted pre-tax operating income from continuing operations for the performance period ending on December 31, 2021. Details on the adjustments to pre-tax operating income are described below.
•Maximum payouts to EPP participants were determined based on the pre-approved allocations of the EPP Incentive Pool to individual participants.
•Actual payouts to the NEOs were determined by the HR & Compensation Committee based on achievement of key performance results, with the CEO’s input for payouts to the NEOs other than the CEO.
•In the case of each of the NEOs, the HR & Compensation Committee exercised negative discretion in reducing the amounts available for award for 2021 under the EPP.
The formula approved for the 2021 EPP Incentive Pool was set as follows:

Formula for 2021 EPP Incentive Pool
7.5% of Income from Continuing Operations before Income Taxes as reported in the Company’s financial statements for the year ended December 31, 2021, modified as follows to account for items the HR & Compensation Committee deems not indicative of the Company’s core operating performance:
(a) adjust the amount of Actual Catastrophe Losses and LAE to equal Expected Catastrophe Losses and LAE (italicized terms defined below);
(b) adjust Net Realized Gains on Sales of Investments and Net Impairment Losses Recognized in Earnings (italicized terms as reported in the Company’s 2021 financial statements) to equal Expected Net Realized Gains on Sales of Investments and Expected Net Impairment Losses Recognized in Earnings (italicized terms defined below);

(c) exclude significant unusual judgments or settlements in connection with the Company’s legal contingencies or defined benefit pension plans; and
(d) exclude additional significant unusual or nonrecurring items as permitted by the EPP.
The terms as used above are defined as follows:
•“Actual Catastrophe Losses and LAE” means the actual Catastrophe Losses and associated Loss Adjustment Expenses (as described on page 38), including catastrophe reserve development, as reported in the Company’s management reports for the relevant year.
•“Expected Catastrophe Losses,” “Expected Net Realized Gains on Sales of Investments,” and “Expected Net Impairment Losses Recognized in Earnings” mean the amounts specified in the Company’s management reports as “Planned” or “Expected” for the 2021 annual performance period for, respectively: (a) Catastrophe Losses and associated Loss Adjustment Expenses, including catastrophe reserve development, (b) Net Realized Gains on Sales of Investments, and (c) Net Impairment Losses Recognized in Earnings, as such terms as defined in the 2021 Annual Report.
The following allocations of the 2021 EPP Incentive Pool were approved by the HR & Compensation Committee to determine the maximum annual cash incentive payable to each plan participant:
•36 percent to the Chief Executive Officer; and
•16 percent to each of the other NEOs.
The HR & Compensation Committee determined the maximum incentive amounts for the participating NEOs pursuant to the previously approved 2021 EPP Incentive Pool allocations, subject to the EPP Limit.
At its meeting in February 2022, the HR & Compensation Committee certified the performance results under the 2021 EPP Incentive Pool formula and determined the amount of the 2021 EPP Incentive Pool to be $30.5 million. In approving the actual EPP payouts for Mr. Lacher and the other NEOs, the HR & Compensation Committee exercised negative discretion to reduce the size of awards from the amounts determined under the EPP formula for 2021. The HR & Compensation Committee believes a strictly formulaic approach to individual incentive payments is not an appropriate
                                Kemper Corporation 2022 Proxy Statement 35

Compensation Discussion and Analysis
substitute for the committee’s deliberation and business judgment. The level of achievement of any financial or operational measure does not mandate a particular payout under the EPP. Instead, these items are weighed along with additional information available to the committee at the time, including general market conditions and individual performance.
In establishing the 2021 EPP Incentive Pool and exercising negative discretion under the plan, the HR & Compensation Committee did not use a formula or assign any predetermined weighting to any single performance measure. Instead, in evaluating the senior executive performance, the committee considered the Company’s overall financial results and certain qualitative factors.
In assessing the Company’s financial performance, the committee considered the Company’s net income and return on equity, with and without certain adjustments, although these measures were not individually determinative. As described above, these measures were significantly affected by the impact of the COVID-19 pandemic on Kemper’s businesses, which the committee took into consideration.
Qualitative factors considered by the HR & Compensation Committee for 2021 included the following:
•Leadership shown by the management team during the Company’s recovery and re-emergence from the COVID-19 pandemic;
•Implementation of operational measures that enabled the Company’s employees to adapt and perform effectively in a post-pandemic environment;
•Recruitment and development of the executive talent considered necessary to respond to environmental challenges and deliver long-term growth; and
•Refinement of the Company’s philanthropic focus and development of a more comprehensive ESG framework.
In determining the award amount for each NEO under the EPP, the HR & Compensation Committee took into consideration the following factors with respect to each individual:
•Mr. Lacher and his senior management team continued to lead the Company’s response to the pandemic and the shift to a hybrid operating model. Under Mr. Lacher’s leadership, the P&C business completed the second strategic acquisition during his tenure as CEO and continued to make substantial operational improvements, with the goal of enhancing claim outcomes effectiveness and improving long-term P&C profitability. In addition, Mr. Lacher led the L&H business in refining its strategic plan to improve performance. Mr. Lacher’s leadership across each of Kemper’s businesses was especially critical in 2021 given the economic headwinds and challenges caused by the prolonged nature of the COVID-19 pandemic.
•Mr. McKinney’s leadership in 2021 contributed to the Company maintaining a strong capital and liquidity position, providing financial flexibility. Mr. McKinney led a number of strategic initiatives intended to drive growth in book value and achieve efficient capital deployment, including the successful reduction in the Company’s pension liability risk exposure. Mr. McKinney directed the enhancement of the Company’s ERM framework and, in partnership with Mr. Sanders, was instrumental in the Company’s acquisition of American Access Casualty Company ("AAC”).
•Despite financial market volatility in 2021, Mr. Boschelli and his team achieved stable performance in the Company’s investment portfolio. In particular, Mr. Boschelli successfully executed the Company’s first renewable energy investment and expanded COLI deployment to enhance total returns. Under his leadership, the investment portfolio is well-diversified across high-quality assets, provides manageable exposures and supports the Company’s long-term business objectives.
•Mr. Sanders drove continued improvements to the P&C operations in 2021 and partnered with Mr. McKinney on the acquisition of AAC. For the Specialty P&C business, he focused on product sophistication and geographic expansion that yielded organic growth and increased market strength. The Preferred P&C segment made further progress with continued product refinement and expanded use of technology platforms. Mr. Sanders led his team to enhance the claims operations by deploying process changes and other actions to improve and better assess performance. Mr. Sanders also focused on deployment of various tactics to successfully manage claim
                                Kemper Corporation 2022 Proxy Statement 36

Compensation Discussion and Analysis
staffing disruptions exacerbated by COVID-19 labor issues, enabling the organization to meet performance targets.
•Mr. Sternberg realigned and strengthened the Life and Health management teams during 2021. The Life & Health business remains profitable and its long-term fundamentals remain solid, despite the challenging macro environment in which it operates. Under his leadership, the Life business launched initiatives to stabilize, strengthen and grow the Life agency force. Mr. Sternberg also adjusted the product and pricing portfolio, strengthening offerings and de-emphasizing non-core products. Mr. Sternberg also successfully mitigated the non-mortality disruptions related to the COVID-19 pandemic, including deploying sales and premium collections tools to minimize the business disruption associated with the pandemic and achieved positive operating earnings and new business growth.
The following table shows the 2021 EPP Incentive Pool allocations and maximum amounts payable for 2021 annual awards under the EPP and the actual 2021 annual EPP award payouts approved for the EPP participants:

Annual Incentive Payouts - 2021 Annual EPP Awards
Name	Allocated Percentage of EPP Incentive Pool (%)(1)	Maximum Award (Lower of EPP Incentive Pool Allocation or EPP Limit) ($)(Millions)(2)	Actual Award Payout ($)(Millions)	Actual Award Payout as Percentage of Maximum (%)
Joseph P. Lacher, Jr.	36	6.0	1.8	30.0
James J. McKinney	16	4.9	0.9	18.4
John M. Boschelli	16	4.9	0.5	10.2
Duane A. Sanders	16	4.9	0.9	18.4
Erich Sternberg	16	4.9	0.4	8.2
(1) The amount of the 2021 EPP Incentive Pool was $30.5 million as determined by the HR & Compensation Committee.
(2) Maximum award determined in accordance with the 2021 EPP formula. Maximum award for Mr. Lacher exceeded the $6.0 million EPP Limit.
Equity-Based Compensation Awards
Equity-based compensation continues to be an integral part of the Company’s executive compensation program. The HR & Compensation Committee believes the Company’s equity-based compensation program incentivizes performance and stock ownership by its executive officers, thereby aligning the interests of the Company’s management and shareholders.
Award Methodology
The 2021 annual executive compensation program continued the prior year’s mix of equity-based, long-term incentive compensation awards consisting of both PSUs and stock options. The 2021 equity awards for all NEOs were allocated 25 percent in stock options and 75 percent in PSUs, with the number of shares subject to each grant determined with reference to the Common Stock price on the date of grant. The HR & Compensation Committee approved an equity award for Mr. Lacher with a total value of $5.25 million. For the NEOs other than Mr. Lacher, the HR & Compensation Committee followed a target-value approach, with the equity award value based on 180 percent of their respective base salaries.
Mr. Lacher’s 2021 award was determined by the HR & Compensation Committee, with input from the Lead Director, based on, among other factors, his overall performance in 2020, performance on the 2020 objectives, as approved by the Board, and total compensation for comparable CEOs, in light of the Company’s philosophy that Mr. Lacher’s total compensation should be heavily weighted towards performance-based compensation.
                                Kemper Corporation 2022 Proxy Statement 37

Compensation Discussion and Analysis
PSU Awards Granted in 2021
Two-thirds of the PSU awards granted to the NEOs in February 2021 were based on Relative TSR and one-third was based on Three-Year Adjusted ROE. These awards are subject to forfeiture and transfer restrictions until vesting on the date the HR & Compensation Committee certifies the performance results (“Vesting Date”) in accordance with the award agreements. The number of PSU shares granted to each NEO in February 2021 (“Target Shares”) that will vest and be issued as Common Stock, if any, and the number of additional shares of Common Stock, if any, that will be granted on the Vesting Date (“Additional Shares”), will be determined based on the applicable performance results for the performance period, as described in detail below.
Shares Based on Relative TSR
For PSUs based on Relative TSR, the determination of vesting will be based on the Company’s total shareholder return (“TSR”) over a three-year performance period ending on January 31, 2024 relative to a peer group comprised of all companies in the S&P 1500 Supercomposite Insurance Index (“PSU Peer Group”). In accordance with the award agreements, TSR is calculated based on the average of the closing stock prices for 20 consecutive trading days prior to the beginning and end of the performance period, and assumes all dividends issued over the performance period are reinvested. The award agreements provide for grants of Additional Shares to the award recipient if the Company’s relative performance exceeds the “target” performance level, which is the 50th percentile based on TSR relative to the PSU Peer Group (“Relative TSR Percentile Rank”). The number of Target Shares that will vest, if any, and the number of Additional Shares, if any, that will be granted, will be determined in accordance with the following table:

Kemper’s Relative TSR Percentile Rank	Total PSUs to Vest and/or Shares to be Granted on Vesting Date as Percentage of Target Shares (%)
At least 90th	200
75th	150
50th	100
25th	50
Below 25th	0

Shares Based on Three-Year Adjusted ROE
For PSUs based on Three-Year Adjusted ROE, the determination of vesting will be based on the Company’s adjusted return on equity over a three-year performance period ending on December 31, 2023. The award agreements provide for grants of Additional Shares to the award recipient if the Company’s Three-Year Adjusted ROE exceeds the “target” performance level of 8.5 percent.
The number of Target Shares that will vest, if any, and the number of Additional Shares, if any, that will be granted, will be determined in accordance with the following table:

Three-Year Adjusted ROE (%)	Total PSUs to Vest and/or Shares to be Granted on Vesting Date as Percentage of Target Shares (%)
At least 10.0	200
8.5	100
7.0	50
Below 7.0	—

The applicable terms are calculated as follows:
Three-Year Adjusted ROE is computed by dividing the sum of Adjusted Net Income for each of the three years in the performance period by the sum of the Adjusted Average Shareholders’ Equity for each of the three years.
                                Kemper Corporation 2022 Proxy Statement 38

Compensation Discussion and Analysis
Adjusted Net Income is defined as Net Income as reported in the Company’s financial statements for the respective year, adjusted to account for the after-tax impacts of the following items, to the extent the HR & Compensation Committee deems them not indicative of the Company’s core operating performance:
•adjust the amount of Actual Catastrophe Losses and LAE to equal Expected Catastrophe Losses (italicized terms defined below);
•adjust Net Realized Gains on Sales of Investments and Net Impairment Losses Recognized in Earnings (italicized terms as reported in the Company’s financial statements) to equal Expected Net Realized Gains on Sales of Investments and Expected Net Impairment Losses Recognized in Earnings (italicized terms defined below);
•significant unusual judgments or settlements in connection with the Company’s legal contingencies or benefit plans; and
•additional significant unusual or nonrecurring items as permitted by the Omnibus Plan.
Adjusted Average Shareholders’ Equity is defined as the simple average of Total Shareholders’ Equity (as reported in the Company’s financial statements) for the beginning and end of year for each year in the performance period, adjusted to account for the after-tax impacts of the following items, to the extent the HR & Compensation Committee deems them not indicative of the Company’s core operating performance:
•Unrealized Gains and Losses on Fixed Maturity Securities from Adjusted Shareholders Equity (italicized terms as reported in the Company’s financial statements as defined above and below);
•the modifications made in calculating Adjusted Net Income; and
•additional significant, unusual or nonrecurring items as permitted by the Omnibus Plan.
Actual Catastrophe Losses and LAE means the actual Catastrophe Losses and associated Loss Adjustment Expenses, including catastrophe reserve development, as reported in the Company’s management reports for the relevant time period.
Expected Catastrophe Losses, Expected Net Realized Gains on Sales of Investments, and Expected Net Impairment Losses Recognized in Earnings means the amounts specified in the Company’s management reports as “Planned” or “Expected” for, respectively, (a) Catastrophe Losses and associated Loss Adjustment Expenses, including catastrophe reserve development, (b) Net Realized Gains on Sales of Investments, and (c) Net Impairment Losses Recognized in Earnings.
Unrealized Gains and Losses on Fixed Maturity Securities means the Unrealized Gains and Losses on Fixed Maturity Securities as reported in the Company’s management reports.
Additional Information
For performance falling between the percentile levels specified in the first column of each table above, the number of shares that will vest and be issued as Common Stock or be forfeited, and the number of Additional Shares, if any, that will be granted on the Vesting Date will be determined by straight-line interpolation from the percentages specified in the table. Any Target Shares that do not vest in accordance with the table above will be forfeited on the Vesting Date. Under the terms of the applicable 2021 PSU award agreements, Target Shares of PSUs accrue dividend equivalents during the vesting period on the same basis as dividends paid to holders of outstanding shares of Common Stock, but are paid out after vesting only on the total number of shares actually earned.
The February 2, 2021 grant date fair value of the PSUs was estimated at $73.03 per share for the portion based on Relative TSR and $62.66 for the portion based on Three-Year Adjusted ROE. For a discussion of valuation assumptions, see Note 17, Long-term Equity-based Compensation, to the consolidated financial statements included in the Company’s 2021 Annual Report on Form 10-K.
Performance Results for 2019 PSU Awards
Messrs. Lacher, Boschelli, McKinney and Sanders received PSU awards for 2019, half of which were based on Relative TSR and half of which were based on Three-Year Adjusted ROE. Mr. Sternberg did not join the Company until 2020.
                                Kemper Corporation 2022 Proxy Statement 39

Compensation Discussion and Analysis
Shares Based on Relative TSR
On February 2, 2022, the HR & Compensation Committee certified the performance results of the Company’s Relative TSR for the 2019 to 2021 performance period for the 2019 PSU awards based on Relative TSR. The TSR for Kemper and each company in the PSU Peer Group was calculated using the 20-day average trading price following the beginning and the end of the performance period. The Company’s TSR was determined to be (11.30) percent for the performance period. Relative to the PSU Peer Group, the Company ranked 43 out of the 52 companies, or at the 18th percentile. By comparison, peer companies closest to the 50th percentile (target level) and 25th percentile (threshold level), ranked approximately 26 and 39, respectively, out of the 52 companies. Since the Company’s performance was below the threshold level for payout, the final number of shares earned equals 0% of the Target Shares based on Relative TSR granted in 2019. As a result, on the Vesting Date, February 2, 2022, no Target Shares vested.
Performance of Kemper Common Stock Compared to S&P 1500 Supercomposite Insurance Index
The graph below shows TSR performance over the period from February 1, 2019 through January 31, 2022.

Shares Based on Three-Year Adjusted ROE
On February 2, 2022, the HR & Compensation Committee certified the performance results of the Company’s Three-Year Adjusted ROE for the 2019 PSU Awards. The Three-Year Adjusted ROE for the 2019 to 2021 Performance Period was calculated on the same basis as described above for the PSU awards granted in 2021 for the 2021 to 2023 performance period. Payouts were determined based on the following threshold, target and maximum levels:

Three-Year Adjusted ROE (%)	Total PSUs to Vest and/or Shares to be Granted on Vesting Date as Percentage of Target Shares (%)
At least 10.0	200
8.5	100
7.0	50
Below 7.0	0
The Company’s Three-Year Adjusted ROE was determined to be 12.1% for the 2019-2021 performance period. Since the Company’s performance was above the maximum level, the final number of shares earned equals 200 percent of the Target Shares granted in 2019. As a result, on the Vesting Date, February 2, 2022, all Target Shares vested and the same number of Additional Shares were granted. The NEOs received the following shares of Common Stock upon the vesting of their 2019 PSU Awards based on Three-Year Adjusted ROE certified on February 2, 2022: Lacher (29,508); McKinney (6,786); Boschelli (5,312); and Sanders (7,082).
                                Kemper Corporation 2022 Proxy Statement 40

Compensation Discussion and Analysis
The graph below shows the Three-Year Adjusted ROE over the period from January 1, 2019 through December 31, 2021.

Other Features and Practices Related to the Equity Incentive Program
    Equity-Based Compensation Granting Process
The HR & Compensation Committee follows an established Company process for the review, approval and timing of grants of equity-based compensation for all eligible employees of the Company, including its executive officers. In making annual grant recommendations to the HR & Compensation Committee, the CEO follows an established grant cycle, with the exception of off-cycle grants made in connection with key new hire, promotion or retention awards which may be made with HR & Compensation Committee approval or under the CEO’s delegated authority, as described in the next section. The Company’s executive officers play no role in the timing of option or other grants except with regard to such new hire, promotion or retention awards, the timing of which is driven by the circumstances of the underlying event.
The Company provides administration of the Company’s equity-based compensation plans. Following HR & Compensation Committee approval, the Company delivers award agreements for acceptance by the recipients. All forms of equity-based compensation award agreements are approved by the HR & Compensation Committee in advance of their initial use.
    Delegated Authority
As previously mentioned, the HR & Compensation Committee has delegated authority to the CEO to grant a limited number of shares under the Omnibus Plan in connection with new hire, promotional and retention awards to employees other than executive officers. The exercise price of each stock option award granted under the delegated authority is the closing price of a share of Common Stock on the grant date. The HR & Compensation Committee is periodically informed about the awards granted pursuant to the delegated authority and periodically replenishes the share pool used in this program from the pool of shares available in the shareholder-approved Omnibus Plan.

Policies Regarding Stock Ownership of Directors and Executive Officers
Stock Ownership Policy
The HR & Compensation Committee believes equity-based compensation awards to the executive officers, along with their subsequent retention of the acquired shares, further align their interests with those of the Company’s shareholders. The Company’s Stock Ownership Policy provides minimum ownership requirements for its non-employee directors and executive officers. The value of the minimum stock ownership level for the Company’s CEO is five times his
                                Kemper Corporation 2022 Proxy Statement 41

Compensation Discussion and Analysis
annual salary, while the minimum level value for the other NEOs is two times their annual salaries. The minimum ownership level for non-employee directors is five times the retainer for non-chair members. In calculating ownership for purposes of the policy, RSUs and DSUs are included, but not performance-based awards. Non-employee directors have a five-year grace period to attain their minimum ownership level. Executive officers are expected to make continuous progress on attaining their minimum ownership level and are subject to a retention ratio requiring them to hold a percentage of net shares received from equity awards until the minimum level is attained. The retention ratio is 75 percent for the CEO and 50 percent for the other executive officers.
Also pursuant to the Stock Ownership Policy, each equity-based compensation award agreement for a grant to an executive officer imposes a holding period of one year for shares of Common Stock acquired in connection with the exercise of stock options or the vesting of other types of equity-based compensation awards, with the exception of shares sold, tendered or withheld to pay the exercise price or settle tax liabilities in connection with such exercise or vesting.
The HR & Compensation Committee monitors shareholdings by executive officers and directors for compliance with the Stock Ownership Policy. As of December 31, 2021, each NEO either exceeded the minimum level required under the policy or was subject to the retention ratio requirement. The amount of Common Stock beneficially owned by each NEO as of the Record Date is disclosed in the table under the Ownership of Kemper Common Stock section beginning on page 60.
Hedging and Pledging Prohibition
Directors and all employees who receive equity awards are prohibited from hedging, pledging or otherwise encumbering shares of the Company’s Common Stock. Prohibited hedging instruments include, but are not limited to, prepaid variable forward contracts, equity swaps, put and call options, collars and exchange funds. Prohibited pledging arrangements involve providing Kemper securities as security, whether under a broker margin account, bank loan, line of credit or other financing arrangement.

Perquisites
The NEOs receive a number of perquisites, including financial planning services, comprehensive annual physical examinations, airline lounge access, paid membership to an executive club, personal umbrella liability policy, identity theft protection policy, $250,000 supplemental death benefit associated with a Corporate Owned Life Insurance (“COLI”) policy and limited use of the Company’s aircraft. The Board has approved use of the Company’s aircraft by Mr. Lacher to attend board meetings of an outside non-profit organization for which he serves as a director and reimbursement of his related expenses. NEOs may be reimbursed for applicable expenses under the Company’s relocation program and in connection with spousal travel when accompanying the officer to off-site business meetings required for bona fide business reasons. NEOs may also have incidental personal use of cell phones, computer equipment and other resources provided primarily for business purposes.

Employee Welfare Benefit and Retirement Plans
The NEOs are eligible for the following plans:
•Employee welfare benefits under plans generally available to all full-time salaried employees and which do not discriminate in scope, terms or operation in favor of executive officers;
•Deferred Compensation Plan, which allows the NEOs to elect to defer a portion of their salaries and cash incentives. Information about the Deferred Compensation Plan in general, and more specific information about participation therein by the NEOs, is provided in the Nonqualified Deferred Compensation Plan section beginning on page 52;
•Voluntary participation in the Company’s 401(k) Retirement Plan that includes a Company matching contribution feature offered to all full-time salaried employees, including executive officers, meeting eligibility requirements.
                                Kemper Corporation 2022 Proxy Statement 42

Compensation Committee Report
Additional information about the Company’s retirement plans and participation therein by the NEOs is provided in the Retirement Plans section beginning on page 51.

Other Post-Employment Compensation
Change in control benefits applicable to the NEOs are described in more detail below under the section entitled Potential Payments Upon Termination or Change in Control beginning on page 53. These benefits are provided under individual severance agreements with the NEOs and provisions included in agreements with all grant recipients in applicable equity award agreements under the Omnibus Plan. The NEOs are not entitled to other post-termination benefits except pursuant to the standard provisions of any of the plans discussed above.

Tax Implications
Prior to the effective date of the Tax Cuts and Jobs Act of 2017 (“2017 Tax Reform Act”), Section 162(m) of the Code imposed a $1 million limitation on deductibility of compensation paid to the Company’s NEOs other than its Chief Financial Officer, but provided an exemption for performance-based compensation. The 2017 Tax Reform Act eliminated the performance-based compensation exemption and extended the $1 million deductibility limitation to the Company’s Chief Financial Officer and all employees who are “named executive officers” in any proxy statement filed by the Company after 2017. As a result, the Company no longer expects any compensation in excess of $1 million to be tax deductible if awarded to any officer who is a “named executive officer” in any proxy statement filed by the Company after 2017.

                                Kemper Corporation 2022 Proxy Statement 43

Executive Officer Compensation & Benefits

Compensation Committee Report
The HR & Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on such review and discussions, the HR & Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report for the year ended December 31, 2021.
HR & Compensation Committee of the Board of Directors of Kemper Corporation:
Kathleen M. Cronin
Jason N. Gorevic*
Lacy M. Johnson
David P. Storch
Susan D. Whiting, Chair

*Joined the HR & Compensation Committee effective February 2, 2022
                                Kemper Corporation 2022 Proxy Statement 44

Executive Officer Compensation & Benefits
Executive Officer Compensation & Benefits

2021 Summary Compensation Table
The following table shows the compensation for fiscal year 2021 and, to the extent required by SEC compensation disclosure rules, fiscal years 2020 and 2019 for the NEOs serving during the year ended December 31, 2021, which include the Company’s Chief Executive Officer, Chief Financial Officer and three other most highly-compensated executive officers:

2021 SUMMARY COMPENSATION TABLE
Name and Principal Position (1)	Year	Salary ($)(2)	Bonus ($)(3)	Stock Awards ($)(4)	Option Awards ($)(4)	Non-Equity Incentive Plan Compen-sation ($)(5)	Change in Pension Value and Nonquali-fied Deferred Compen-sation Earnings ($)(6)	All Other Compen-sation ($)(7)	Total ($)
Joseph P. Lacher, Jr., President and Chief Executive Officer	2021	1,000,000	—	3,928,110	1,450,880	1,750,000	—	93,265	8,222,255
	2020	1,038,462	—	4,144,105	1,313,851	2,700,000	—	42,767	9,239,185
	2019	971,154	—	2,288,136	2,455,441	2,700,000	—	124,473	8,539,204
James J. McKinney, Executive Vice President and Chief Financial Officer	2021	575,000	—	774,424	286,032	875,000	—	38,333	2,548,789
	2020	597,115	—	817,035	259,017	1,100,000	—	37,694	2,810,861
	2019	560,577	—	526,272	564,761	1,100,000	—	50,097	2,801,707
John M. Boschelli, Executive Vice President and Chief Investment Officer	2021	496,154	—	673,404	248,739	450,000	—	38,833	1,907,130
	2020	467,308	—	639,393	202,716	600,000	216,884	36,688	2,162,989
	2019	444,231	—	411,892	441,981	600,000	315,372	42,065	2,255,541
Duane A. Sanders, Executive Vice President and President, Property & Casualty Division	2021	600,000	—	808,101	298,484	875,000	—	33,963	2,615,548
	2020	623,077	—	852,537	270,289	1,100,000	—	37,232	2,883,135
	2019	586,731	—	549,138	589,308	1,100,000	—	43,798	2,868,975
Erich Sternberg, Executive Vice President and President, Life & Health Division	2021	500,000	—	673,404	248,739	375,000	—	22,632	1,819,775
	2020	394,231	50,000	710,524	751,272	500,000	—	335,418	2,741,445

(1)    Amounts for each officer are shown only for years in which the individual served as an NEO.
(2)    These amounts represent salary earned for each of the years an individual was an NEO. As a result, for any year in which an individual officer’s salary was increased or decreased, a portion of the amount of salary shown for such year was earned at the rate in effect prior to the adjustment. Salary adjustments for 2019 were effective in February 2019. Mr. Boschelli’s 2021 salary adjustment was effective in February 2021. Generally, salaries are paid based on 26 pay periods per calendar year; in 2020, salaries were paid based on 27 pay periods.
(3)    This amount represents a signing bonus granted to Mr. Sternberg in 2020.
(4)    These amounts represent the aggregate grant date fair values of the equity awards (stock options and PSUs) for the designated NEOs pursuant to the Omnibus Plan. The Black-Scholes option pricing model was used to estimate the fair value of each option (including its tandem SAR) on the grant date. A Monte Carlo simulation method was used to estimate the fair values on the grant date of the awards of the PSUs based on Relative TSR. PSUs based on ROE were valued using the closing price of a share of Common Stock on the grant date. For a discussion of valuation assumptions, see Note 17, “Long-term Equity-based Compensation,” to the consolidated financial statements included in the Company’s 2021 Annual Report. These equity awards are subject to forfeiture and transfer restrictions until they vest in accordance with their respective grant agreements.
If achievement of the performance conditions at the maximum performance level is assumed, the aggregate number and market value of the payouts of PSUs would be as follows under awards granted in 2021 to each NEO:
                                Kemper Corporation 2022 Proxy Statement 45

Executive Officer Compensation & Benefits

Name	Number of Shares at Target Level (# of Shares)	Fair Value on Grant Date ($ per share)	Estimated Payout in Shares if Maximum Performance Level Achieved (# of Shares)	Estimated Value of Payout if Maximum Performance Level Achieved ($)
Joseph P. Lacher, Jr.	56,460	69.74	112,920	7,875,041
James J. McKinney	11,131	69.74	22,262	1,552,552
John M. Boschelli	9,679	69.74	19,358	1,350,027
Duane A. Sanders	11,615	69.74	23,230	1,620,060
Erich Sternberg	9,679	69.74	19,358	1,350,027
(5)    These amounts were earned under the Company’s annual cash incentive programs. The amounts shown for the NEOs were made for 2021, 2020 and 2019 (and paid in 2022, 2021, and 2020, respectively), under the Annual Incentive Program and the EPP.
(6)    These amounts represent the change in actuarial present value for Mr. Boschelli under the Company’s defined benefit pension plan (“Pension Plan”) and nonqualified supplemental defined benefit pension plan (“Pension SERP”) as of December 31 of 2021, 2020 and 2019 from the end of the prior calendar year. However, for 2021, no amount is shown for Mr. Boschelli because the change in actuarial present value was negative ($25,028). No amounts are shown for the other NEOs because they were not eligible to participate in these plans due to their hire dates with the Company. The other NEOs except for Mr. Sternberg (who did not join the Company until 2020) instead became participants in the retirement portion of the Company’s 401(k) Retirement Plan and a nonqualified supplemental defined contribution plan (“Retirement SERP”) after meeting initial eligibility requirements, as did Mr. Boschelli after the Pension Plan and Pension SERP were frozen as of June 30, 2016. The retirement portion of the 401(k) Retirement Plan and the Retirement SERP were discontinued as of January 1, 2019. For more information on these plans, see the narrative captioned Retirement Plans beginning on page 51. The changes in pension values for 2020 and 2019 are generally attributable to an increase in the present value of future payments due to a slight decrease in the applicable discount rates in 2020 and 2019.
(7)    The amounts shown for 2021 for each NEO include perquisites and additional compensation of the types indicated in the following table:

Name	Perquisites and Other Personal Benefits (a)	Company Contributions to Defined Contribution Plans
Joseph P. Lacher, Jr.	78,765	14,500
James J. McKinney	23,833	14,500
John M. Boschelli	24,333	14,500
Duane A. Sanders	19,463	14,500
Erich Sternberg	8,132	14,500
(a)The amounts in this column include the costs for each NEO of a membership to an executive club, an umbrella policy, an identity theft protection policy, for the NEOs other than Mr. Sanders, an executive physical and, for the NEOs other than Mr. Sternberg, financial planning services. For Messrs. Lacher, Boschelli, and Sanders, the amounts shown include the annual access fees to commercial airline airport lounges. For Mr. Lacher, the value also includes dues and associated expenses for a private club and the incremental costs for his use of the Company aircraft and reimbursement of travel expenses to attend board meetings of an outside non-profit organization for which he serves as a director, which include travel expenses of his spouse for her required attendance at one of the meetings. The value of Mr. Lacher’s usage of the Company aircraft and reimbursement of travel expenses was $33,425 in 2021.
                                Kemper Corporation 2022 Proxy Statement 46

Executive Officer Compensation & Benefits

Grants of Plan-Based Awards
PSU Awards
The PSUs awarded to the NEOs in February 2021 are subject to forfeiture and transfer restrictions until their vesting date following the three-year performance period in accordance with the terms of the award agreements. Determination of the number of shares of Common Stock that will vest or be forfeited, and of any Additional Shares that will be granted, will be based, for two-thirds of the PSUs, on the Company’s Relative TSR relative to the Peer Group, and for the other one-third of the PSUs, on the Company’s Three-Year Adjusted ROE, each based on a three-year performance period as described in more detail above in the Compensation Discussion and Analysis section under the heading PSU Awards Granted in 2021 beginning on page 37.
Stock Options
The stock options awarded to the NEOs in February 2021 are non-qualified options for federal income tax purposes, have an exercise price equal to the closing price of a share of Common Stock on the grant date and expire on the 10th anniversary of the grant date. The stock options include tandem SARs and become exercisable in three equal, annual installments beginning on the one-year anniversary of the grant date. References to stock options in this proxy statement generally include tandem SARs.
Incentive Plan Awards
Annual incentive compensation award payouts for 2021 were approved and made under the Company’s EPP and Annual Incentive Program in February 2022. The maximum potential amount for awards under the EPP shown in the table below is the maximum provided under the EPP for an annual award to any participant. The performance criteria and process of determining payouts under these awards are described in more detail in the Compensation Discussion and Analysis section under the heading Executive Performance Plan beginning on page 33.

                                Kemper Corporation 2022 Proxy Statement 47

Executive Officer Compensation & Benefits
The following table shows each grant to the NEOs in 2021 under the Company plans as described above:

GRANTS OF PLAN-BASED AWARDS IN 2021
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)	Estimated Future Payouts Under Equity Incentive Plan Awards (3)
Name	Grant Date (1)	Award Type	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh) (5)	Grant Date Fair Value of Stock and Option Awards ($)(6)
Joseph P. Lacher, Jr.	2/2/2021	Stock Options	—	—	—	—	75,280	69.74	1,450,880
	2/2/2021	PSU	—	9,410	18,820	37,640	—	—	1,179,261
	2/2/2021	PSU	—	18,820	37,640	75,280	—	—	2,748,849
		Annual Incentive	6,000,000	—	—	—	—	—	—
James J. McKinney	2/2/2021	Stock Options	—	—	—	—	14,841	69.74	286,032
	2/2/2021	PSU	—	1,855	3,710	7,420	—	—	232,469
	2/2/2021	PSU	—	3,711	7,421	14,842	—	—	541,956
		Annual Incentive	4,880,000	—	—	—	—	—	—
John M. Boschelli	2/2/2021	Stock Options	—	—	—	—	12,906	69.74	248,739
	2/2/2021	PSU	—	1,613	3,226	6,452	—	—	202,141
	2/2/2021	PSU	—	3,227	6,453	12,906	—	—	471,263
		Annual Incentive	4,880,000	—	—	—	—	—	—
Duane A. Sanders	2/2/2021	Stock Options	—	—	—	—	15,487	69.74	298,484
	2/2/2021	PSU	—	1,936	3,871	7,742	—	—	242,557
	2/2/2021	PSU	—	3,872	7,744	15,488	—	—	565,544
		Annual Incentive	4,880,000	—	—	—	—	—	—
Erich Sternberg	2/2/2021	Stock Options	—	—	—	—	12,906	69.74	248,739
	2/2/2021	PSU	—	1,613	3,226	6,452	—	—	202,141
	2/2/2021	PSU	—	3,227	6,453	12,906	—	—	471,263
		Annual Incentive	4,880,000	—	—	—	—	—	—
(1)    The grant date is also the date of approval for all awards shown in the table.
(2)    No threshold or target amounts are provided under the EPP or the Annual Incentive Program. The amounts shown represent the maximum annual incentive to the participants under the EPP, which for the NEOs other than Mr. Lacher is the amount determined by the HR & Compensation Committee at its meeting on February 1, 2022 based on the previously-approved EPP formula and allocation percentages for 2021. For Mr. Lacher, the amount shown represents the maximum amount payable under the terms of the EPP because the amount determined based on the previously-approved formula and allocation percentages exceeded the plan maximum. The maximum amounts payable to each participant under the formula and allocation percentages for the 2021 EPP Incentive Pool approved by the HR & Compensation Committee could not have been determined at the beginning of the performance period. The process for determining the awards for the NEOs and the amounts of the awards that were approved by the HR & Compensation Committee for 2021 are detailed in the narrative descriptions about the EPP and the Annual Incentive Program in the Compensation Discussion and Analysis section beginning on page 33 and the table captioned Annual Incentive Payouts - 2021 Annual EPP Awards on page 36.
                                Kemper Corporation 2022 Proxy Statement 48

Executive Officer Compensation & Benefits
(3)    These columns show a range of payouts possible under the PSU awards granted in 2021 under the Omnibus Plan. The amount shown in the “Target” column for each award represents 100 percent of the PSUs granted, which equals the number of units that would vest if the “Target” performance level is achieved. The “Threshold” level is the minimum level of performance that must be met before any payout may occur, and the amount shown in the “Threshold” column is 50 percent of the “Target” payout amount. The amount shown in the “Maximum” column is 200 percent of the “Target” payout amount. Further information about these awards is provided in the Compensation Discussion and Analysis section under the heading PSU Awards Granted in 2021 beginning on page 37.
(4)    These are non-qualified stock options with tandem SARs granted under the Omnibus Plan, which become exercisable in three equal, annual installments beginning on the one-year anniversary of the grant date.
(5)    The exercise price of the stock option awards is equal to the closing price of a share of Common Stock on the grant date.
(6)    The amounts shown represent the aggregate grant date fair values of the 2021 stock option and PSU awards. For stock options, the grant date fair values were estimated based on the Black-Scholes option pricing model. For PSUs based on Relative TSR, the grant date fair values were estimated using the Monte Carlo simulation method. For PSUs based on Three-Year Adjusted ROE, the grant date fair values were based on the closing price of a share of Common Stock on the grant date. For a discussion of valuation assumptions, see Note 11, “Long-term Equity-based Compensation,” to the consolidated financial statements included in the Company’s 2021 Annual Report.

Outstanding Equity Awards at 2021 Fiscal Year-End
The following table shows the unexercised stock option awards and PSU awards for each NEO granted under the Company’s Omnibus Plan and its predecessor plan that were outstanding as of December 31, 2021:

OUTSTANDING EQUITY AWARDS AT 2021 FISCAL YEAR-END
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units of Other Rights That Have Not Vested($)
Joseph P. Lacher, Jr.	98,280	—		40.70	11/19/2025
	96,235	—		27.71	3/1/2026
	173,211	—		43.30	2/7/2027
	116,667	—		60.00	2/6/2028
	78,688	39,345	(1)	76.25	2/5/2029
	22,613	45,226	(2)	77.39	02/04/30
	—	75,280	(3)	69.74	02/02/31
						—		7,378	(4)	433,753
						—		29,508	(5)	1,734,775
						—		16,960	(6)	997,078
						—		33,918	(7)	1,994,039
						—		18,730	(8)	1,101,137
						—		37,640	(9)	2,212,856
James J. McKinney	10,075	—		40.20	11/17/2026
	12,472	—		43.30	2/7/2027
	27,000	—		60.00	2/6/2028
	18,098	9,050	(1)	76.25	2/5/2029
	4,458	8,916	(2)	77.39	2/4/2030
	—	14,841	(3)	69.74	2/2/2031
                                Kemper Corporation 2022 Proxy Statement 49

Executive Officer Compensation & Benefits

OUTSTANDING EQUITY AWARDS AT 2021 FISCAL YEAR-END (continued)
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units of Other Rights That Have Not Vested($)
James J. McKinney						—		1,697	(4)	99,767
						—		6,786	(5)	398,949
						—		3,344	(6)	196,594
						—		6,686	(7)	393,070
						—		3,711	(8)	218,170
						—		7,420	(9)	436,222
John M. Boschelli	14,164	7,082	(1)	76.25	2/5/2029
	3,489	6,978	(2)	77.39	2/4/2030
	—	12,906	(3)	69.74	2/2/2031
						—		1,328	(4)	78,073
						—		5,312	(5)	312,292
						—		2,617	(6)	153,853
						—		5,232	(7)	307,589
						—		3,227	(8)	189,715
						—		6,452	(9)	379,313
Duane A. Sanders	15,699	—		63.70	2/1/2028
	29,100	—		60.00	2/6/2028
	18,885	9,443	(1)	76.25	2/5/2029
	4,652	9,304	(2)	77.39	2/4/2030
	—	15,487	(3)	69.74	2/2/2031
						—		1,771	(4)	104,117
						—		7,082	(5)	416,351
						—		3,489	(6)	205,118
						—		6,978	(7)	410,237
						—		3,872	(8)	227,635
						—		7,742	(9)	455,152
Erich Sternberg	13,540	27,083	(10)	71.39	4/1/2030
	—	12,906	(3)	69.74	2/2/2031
						—		3,152	(6)	185,306
						—		6,304	(7)	370,612
						—		3,227	(8)	189,715
						—		6,452	(9)	379,313
(1)    These options vested on 2/5/2022.
(2)    These options are scheduled to vest ratably in equal increments on 2/4/2022 and 2/5/2023.
(3)    These options are scheduled to vest ratably in equal increments on 2/2/2022, 2/4/2023 and 2/4/2024.
(4)    These PSUs vested on February 2, 2022, the date performance results were certified following completion of the three-year performance period for the 2019 PSU Awards based on Relative TSR that ended on January 31, 2022. The number shown represents the threshold number of PSUs that could be earned (because the performance results for the performance period through fiscal year 2021 were below the threshold level). Market value was
                                Kemper Corporation 2022 Proxy Statement 50

Executive Officer Compensation & Benefits
determined using the closing price of $58.79 per share of Common Stock on December 31, 2021, the last trading day of 2021.
(5)    These PSUs vested on February 2, 2022, the date performance results were certified following completion of the three-year performance period for the 2019 PSU Awards based on Three-Year Adjusted ROE that ended on December 31, 2021. The number shown represents the maximum number of PSUs that could be earned (because the performance results for the performance period through fiscal year 2021 were above the target level). Market value was determined using the closing price of $58.79 per share of Common Stock on December 31, 2021.
(6)    These PSUs are scheduled to vest on the date performance results are certified following completion of the three-year performance period for the 2020 PSU Awards based on Relative TSR that ends on January 31, 2023. The number shown represents the threshold number of PSUs that could be earned (because the performance results for the performance period through fiscal year 2021 was below the threshold). Market value was determined using the closing price of $58.79 per share of Common Stock on December 31, 2021.
(7)    These PSUs are scheduled to vest on the date performance results are certified for the three-year performance period for the 2020 PSU Awards based on Three-Year Adjusted ROE that ends on December 31, 2022. The number shown represents the maximum number of PSUs that could be earned (because the performance results for the performance period through fiscal year 2021 were above the target level). Market value was determined using the closing price of $58.79 per share of Common Stock on December 31, 2021.
(8)    These PSUs are scheduled to vest on the date performance results are certified following completion of the three-year performance period for the 2021 PSU Awards based on Relative TSR that ends on January 31, 2024 based on Relative TSR. The number shown represents the threshold number of PSUs that could be earned (because the performance results for the performance period through fiscal year 2021 was below the threshold level). Market value was determined using the closing price of $58.79 per share of Common Stock on December 31, 2021.
(9)    These PSUs are scheduled to vest on the date performance results are certified following completion of the three-year performance period for the 2021 PSU Awards based on Three-Year Adjusted ROE that ends on December 31, 2023. The number shown represents the maximum number of PSUs that could be earned (because the performance results for the performance period through fiscal year 2021 were above the target level). Market value was determined using the closing price of $58.79 per share of Common Stock on December 31, 2021.
(10)    These options are scheduled to vest ratably in equal increments on 4/1/2022 and 4/1/2023.

OPTION EXERCISES AND STOCK VESTED IN 2021

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)(3)	Value Realized on Vesting ($)(4)
Joseph P. Lacher, Jr.	—	—	47,250	3,295,215
James J. McKinney	—	—	10,935	762,607
John M. Boschelli	13,543	356,115	9,720	677,873
Duane A. Sanders	—	—	11,785	821,886
Erich Sternberg	—	—	—	—
(1)    This is the total number of shares subject to the exercise transactions without deduction of any shares surrendered or withheld to satisfy the exercise price and/or tax withholding obligations related thereto.
(2)    This is the difference between the exercise price of the shares acquired and the market price of such shares on the date of exercise, without regard to any related tax obligations.
                                Kemper Corporation 2022 Proxy Statement 51

Executive Officer Compensation & Benefits
(3)    This is the gross number of shares that vested without deduction for any shares withheld to satisfy tax withholding obligations.
(4)    This is the market value on the vesting date of the shares that vested, without regard to any related tax obligations. Market value was determined using the closing price per share of Common Stock on the vesting date.

Retirement Plans
The Company sponsors two tax-qualified retirement plans, the Pension Plan and the 401(k) Retirement Plan. Eligibility for the Pension Plan required a hire date prior to January 1, 2006, and Mr. Boschelli is the only NEO who met the eligibility requirement. Effective June 30, 2016, the Pension Plan was frozen and its participants, including Mr. Boschelli, became eligible for the retirement portion of the 401(k) Retirement Plan.
Under the Pension Plan, a participant earned a benefit in an amount equal to a specified percentage of “Average Monthly Compensation” plus an additional specified percentage of “Average Monthly Compensation” above the monthly “Social Security Covered Compensation,” multiplied by the participant’s eligible years of service, up to a maximum of 30 years. “Average Monthly Compensation” is generally equal to the average of a participant’s highest monthly compensation over a 60-consecutive-month period during the 120-month period that ends three calendar months prior to a participant’s termination date, or for 2016, the date the Pension Plan was frozen. The “Social Security Covered Compensation” amount is determined from tables published by the Internal Revenue Service and changes each year. Mr. Boschelli is vested in the Pension Plan, as participants were vested after completing five years of service with the Company.
Employees hired on or after January 1, 2006 had been eligible to participate in the retirement portion of the 401(k) Retirement Plan, as were employees hired prior to 2006 after the Pension Plan was frozen, as noted above. As a result, until 2019, each of the NEOs other than Mr. Sternberg, who did not join the Company until March 2020, were participants in the retirement portion of the 401(k) Retirement Plan. Effective January 1, 2019, the 401(k) Retirement Plan was amended to discontinue the retirement portion in favor of an enhanced matching contribution for all employees, including the NEOs, under the 401(k) portion, and all employee retirement accounts were fully vested. In March 2019, a final annual contribution was made under the 401(k) Retirement Plan on behalf of each participant with a retirement account in an amount equal to the participant’s “Annual Compensation” multiplied by a specified contribution percentage based on the participant’s years of vesting service with the Company (as such terms are defined in the 401(k) Retirement Plan).
Compensation covered by both the Pension Plan and the retirement portion of the 401(k) Retirement Plan includes the participant’s salary and annual bonus. The normal form of distribution under the Pension Plan is a life annuity for a single retiree, or a joint and 50-percent survivor annuity for a married retiree. Other forms of annuity are available to participants, but all forms of payment are actuarially equivalent in value. The normal form of distribution under the retirement portion of the 401(k) Retirement Plan is a lump-sum payout. Age 65 is the normal retirement age under the qualified retirement plans.
The Company had established the Pension SERP and Retirement SERP as nonqualified supplemental plans to provide benefits to certain individuals in excess of the limitations imposed on the Pension Plan and the retirement portion of the 401(k) Retirement Plan, respectively, under the Code. The Pension SERP was effectively frozen as of June 30, 2016 when the Pension Plan was frozen, and the Retirement SERP was effectively frozen as of January 1, 2019, when the retirement portion of the 401(k) Retirement Plan was discontinued. The Pension SERP and the Retirement SERP benefits were computed using the same formula used for the respective tax-qualified retirement plans, without regard to the compensation limits imposed under the Code. An employee who earned compensation over the qualified plan limitation was determined eligible to participate in the Retirement SERP, or previously the Pension SERP, by designation of the Board of Directors.
The NEOs are also eligible to defer on a voluntary basis a portion of their salaries under the 401(k) Retirement Plan that includes a matching contribution feature offered by the Company to all employees meeting the age and service-based eligibility requirements.
                                Kemper Corporation 2022 Proxy Statement 52

Executive Officer Compensation & Benefits
As noted above, only Mr. Boschelli was eligible to participate in the Pension Plan and Pension SERP due to his date of hire.
The following table shows the years of credited service and the present values of the accumulated benefits under the Pension Plan and Pension SERP for Mr. Boschelli, our only participating NEO, as of December 31, 2021:

2021 PENSION BENEFITS
Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Joseph P. Lacher, Jr.	Pension Plan	—	—	—
	Pension SERP	—	—	—
James J. McKinney	Pension Plan	—	—	—
	Pension SERP	—	—	—
John M. Boschelli	Pension Plan	18.5	690,123	—
	Pension SERP	18.5	765,016	—
Duane A. Sanders	Pension Plan	—	—	—
	Pension SERP	—	—	—
Erich Sternberg	Pension Plan	—	—	—
	Pension SERP	—	—	—
(1)    A participant’s initial year of service as an employee was not used to determine credited service under the Pension Plan and Pension SERP. In addition, benefits for all participants under the Pension Plan were frozen as of June 30, 2016. The number of years of credited service shown for Mr. Boschelli are less than his actual years of service due to the Pension Plan freeze date and a lump-sum payout of six-years of accrued benefits he received because of a break in his service with the Company in 1997.
(2)    These accumulated benefit values are based on the years of credited service shown and the Average Monthly Compensation (as defined in the Pension Plan) as of June 30, 2016, as described above in the narrative preceding this table. These present value amounts were determined on the assumption that distribution of benefits under the plans will not begin until age 65, the age at which retirement may occur under the Pension Plan and Pension SERP without any reduction in benefits, using the same measurement date, discount rate and actuarial assumptions described in Note 15, “Pension Benefits,” to the consolidated financial statements included in the Company’s 2021 Annual Report. The discount rate assumption was derived from the Aon AA Bond Universe Curve as of December 31, 2021 with a single equivalent rate of 2.68 percent and the mortality assumptions were based on the PRI-2012 Table for Employees and Healthy Annuitants, Projected Fully Generationally with Scale MP-2021 as adjusted through 2023 to reflect COVID-19.

Nonqualified Deferred Compensation
Deferred Compensation Plan
The Deferred Compensation Plan was established to allow certain executives who are designated by the Board of Directors, as well as the non-employee members of the Board of Directors, to elect to defer a portion of their current-year compensation to a future period. The NEOs are eligible to participate in the Deferred Compensation Plan, but none elected to defer any of their 2021 compensation. The Deferred Compensation Plan is unfunded and exempt from certain provisions of the Employee Retirement Income Security Act of 1974, as amended. The Company does not fund or make profit-sharing or matching contributions under the Deferred Compensation Plan, and participants have an unsecured contractual commitment by the Company to pay the amounts deferred, adjusted to recognize earnings or losses determined in accordance with their elections under the plan.
To participate in the Deferred Compensation Plan, an eligible individual must make an annual irrevocable election. The form and timing of the distribution of deferrals made during any given year is chosen when a participant elects to participate for that year and generally cannot be altered or revoked. The distribution for a particular year may be in the form of annual or quarterly installments payable up to a maximum of 10 years or a single lump-sum payment. All
                                Kemper Corporation 2022 Proxy Statement 53

Executive Officer Compensation & Benefits
payments begin on January 1 of the year chosen by the participant when the election is made. A participant may elect to defer up to 60 percent of his or her regular annual salary and up to 85 percent of each award earned under any incentive plan award or annual discretionary bonus regardless of amount. Withdrawals are not permitted under the Deferred Compensation Plan other than regularly scheduled distributions or upon Death or Disability if so chosen by the participant at the time of the annual election.
Each participant’s bookkeeping account is deemed to be invested in the hypothetical investment choice(s) selected by the participant from the choices made available by the Company. Investment choices may be changed by participants on a daily basis. Generally, the hypothetical investment alternatives offered by the Company include a range of retail mutual funds similar to the investment alternatives available to participants under the 401(k) Retirement Plan. Investment choices selected by a participant are used only to determine the value of the participant’s account. The Company is not required to follow these investment selections in making actual investments of amounts deferred under the plan.
Retirement SERP
The Retirement SERP is discussed above in the narrative captioned Retirement Plans beginning on page 51. As noted in that narrative, the Retirement SERP was effectively frozen as of January 1, 2019.
The following table shows the aggregate earnings in 2021 and the balances as of December 31, 2021 for the NEOs under the Deferred Compensation Plan and Retirement SERP:

2021 NONQUALIFIED DEFERRED COMPENSATION
Name	Plan Name	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Joseph P. Lacher, Jr.	Deferred Compensation Plan	—	—	—	—
	Retirement SERP	—	5,738	—	56,161
James J. McKinney	Deferred Compensation Plan	—	(2,507)	(287,156)	—
	Retirement SERP	—	1,857	—	13,842
John M. Boschelli	Deferred Compensation Plan	—	—	—	—
	Retirement SERP	—	5,844	—	57,200
Duane A. Sanders	Deferred Compensation Plan	—	—	—	—
	Retirement SERP	—	—	—	—
Erich Sternberg	Deferred Compensation Plan	—	—	—	—
	Retirement SERP	—	—	—	—

Potential Payments Upon Termination or Change in Control
The following narrative describes the applicable terms of the agreements or plans that would provide benefits to the NEOs if their employment had terminated on December 31, 2021. The table below shows benefits that would have been payable to the NEOs as a direct result of either a change in control of the Company or the retirement, death or disability of the individual officer, had such an event occurred on December 31, 2021. The amounts shown in the table would have been payable pursuant to individual severance agreements (“Severance Agreements”) between the NEOs and the Company in the context of a “change in control” of the Company, as described below, or individual grant agreements executed with the Company in connection with cash incentive, stock option, PSU and/or RSU awards they received. None of the NEOs is a party to any other agreement with the Company that would have entitled him or her to receive any severance payments or other termination benefits from the Company as of December 31, 2021.
                                Kemper Corporation 2022 Proxy Statement 54

Executive Officer Compensation & Benefits
Retirement Plans
In addition to the amounts shown in the table beginning on page 56 below, the NEOs would have been entitled to receive benefits to which they have vested rights upon retirement under the Pension Plan and Pension SERP (or 401(k) Retirement Plan and Retirement SERP), as described and/or quantified above under the heading Retirement Plans and in the Pension Benefits and Nonqualified Deferred Compensation tables and corresponding footnotes, as applicable. Any NEOs with balances under the Deferred Compensation Plan might have been entitled to receive distributions in accordance with their previously chosen elections under the plan, as described above under the caption Nonqualified Deferred Compensation. In addition, the NEOs would have been entitled to receive benefits that are generally available to employees of the Company and do not discriminate in scope, terms or operation in favor of executive officers. These include benefits payable: (a) upon termination of employment, such as payments of 401(k) Retirement Plan distributions and accrued paid time off; and (b) upon death or disability, under life, business travel or long-term disability insurance. None of the NEOs were eligible to begin receiving early retirement benefits as of December 31, 2021.
Severance Agreements
The Severance Agreements would provide various severance benefits to the NEOs in the event their employment terminates under certain circumstances within two years after a “change in control.” Such benefits are also payable to such officers in the event their employment is involuntarily terminated (other than for cause, disability or death) or voluntarily terminated with “good reason,” in either case in connection with a change in control. Under the Severance Agreements, a “change in control” is deemed to occur if any person (excluding certain defined persons) is or becomes, directly or indirectly, the beneficial owner of 25 percent or more of the voting power of the Common Stock, or the individuals who comprised the Company’s Board of Directors on the date of the Severance Agreement, or any of the individuals they nominate, cease to comprise a majority of the Board, or if, under the circumstances specified in the Severance Agreements, a merger or consolidation of the Company or sale of substantially all of the Company’s assets is consummated or a liquidation or dissolution plan is approved by the Company’s shareholders.
If applicable, each NEO would be entitled under the Severance Agreements to receive the following, subject to execution of a release and other specified requirements:
•lump-sum severance payment based on a multiple of three (for Mr. Lacher) or two (for other NEOs) of such officer’s annualized salary and annual incentive award, determined as of the higher of such officer’s prior-year annual incentive or a percentage of such officer’s annual salary (150 percent for Mr. Lacher or 110 percent for the other NEOs) (“Annual Incentive Award”) plus a pro-rata portion of the Annual Incentive Award based on the number of months such officer was employed during the year in which the change in control occurred;
•continuation for three years (for Mr. Lacher) or two years (for other NEOs) of the life insurance benefits being provided by the Company to such NEO and his or her dependents immediately prior to termination;
•lump-sum payment equal to the excess of cost for COBRA coverage over the employee-cost for health insurance benefits for 36 months (for Mr. Lacher) or 24 months (for the other NEOs) being provided by the Company to such NEO and his or her family immediately prior to termination, regardless of whether COBRA coverage is elected by the NEO; and
•outplacement services at the Company’s expense for up to 52 weeks.
The Severance Agreements include a provision related to potential excise taxes payable by the NEOs under Sections 4999 and 280G of the Code that would entitle them to receive either (a) the full benefits payable as a result of a qualifying termination related to a change of control, whether under the Severance Agreements, equity award agreements or other applicable provisions (subject to such potential excise taxes), or (b) a reduced amount that falls below the applicable safe harbor provided under Section 280G, whichever amount provides the greater after-tax value to the NEO.
                                Kemper Corporation 2022 Proxy Statement 55

Executive Officer Compensation & Benefits
Equity-Based Awards
Stock Option Awards
If the employment of an NEO had terminated as of December 31, 2021 due to death or disability or due to a change in control of the Company, any outstanding unvested stock option award would have vested on the termination date. If the employment of an NEO had terminated as of December 31, 2021 and, as of such date, such officer was Retirement Eligible, any outstanding unvested stock option award would remain outstanding and continue to vest in accordance with the original vesting terms. If the employment of an NEO had terminated as of December 31, 2021 for any other reason, such outstanding unvested stock option awards would have been forfeited on the termination date.
    RSU Awards
If the employment of an NEO had terminated as of December 31, 2021, due to death or disability or due to a change in control of the Company, any outstanding unvested RSU awards would have vested on the termination date. If the employment of an NEO had terminated as of December 31, 2021, and, as of such date, such officer was Retirement Eligible, any outstanding unvested RSU awards would remain outstanding and continue to vest in accordance with the original vesting terms. If the employment of an NEO had terminated as of December 31, 2021, for any other reason, such outstanding unvested RSU awards would have been forfeited on the termination date.
PSU Awards
If the employment of an NEO had terminated as of December 31, 2021, due to a change in control of the Company, the performance period for any outstanding PSU awards held by such officer would have ended on the termination date. The shares granted under each award would have vested in an amount equal to the number of shares that would vest based on the greater of the target performance level or actual performance results for the truncated performance period.
If the employment of an NEO had terminated as of December 31, 2021, due to death or disability, the performance period for any outstanding PSU awards held by such officer would have ended on the termination date. The shares granted under each award would have vested in an amount equal to the number of shares that would vest at the target performance level, reduced pro-rata based on the ratio of the number of months in the truncated performance period to the total number months in the original performance period.
If the employment of an NEO had terminated as of December 31, 2021, and, as of such date, such officer was Retirement Eligible, any outstanding PSU awards would remain outstanding until the end of the original performance period and then vest or be forfeited as determined based on actual performance results, but reduced pro-rata based on the ratio of the number of months such officer was employed during the performance period to the total number months in the performance period. If, as of such termination date, such officer was not Retirement Eligible, any outstanding unvested PSU awards would have been forfeited on the termination date.

                                Kemper Corporation 2022 Proxy Statement 56

Executive Officer Compensation & Benefits
The following table shows amounts that would have become payable to the NEOs in connection with their termination of employment as of December 31, 2021, resulting from a change in control of the Company, retirement, death or disability of the individual officer:
POTENTIAL PAYMENTS UPON TERMINATION FROM A CHANGE IN CONTROL (“CIC”)
OR DEATH/DISABILITY AT DECEMBER 31, 2021

Name	Lump-Sum Severance Payments (1)	Accelerated Stock Options (2)	Accelerated RSUs (2)(3)	Accelerated PSUs (2)(4)(5)(6)	Services and Payments related to Welfare Benefits and Out-placement (7)	Total
Joseph P. Lacher, Jr.
Termination due to Change in Control	13,800,000	—	—	11,016,129	162,695	24,978,824
Death or Disability	—	—	—	4,694,422	250,000	4,944,422
Retirement	—	—	—	—	—	—
Other Termination	—	—	—	—	—	—
James J. McKinney
Termination due to Change in Control	4,450,000	—	—	2,257,242	76,702	6,783,944
Death or Disability	—	—	—	981,703	250,000	1,231,703
Retirement	—	—	—	—	—	—
Other Termination	—	—	—	—	—	—
John M. Boschelli
Termination due to Change in Control	2,800,000	—	—	1,842,420	85,708	4,728,128
Death or Disability	—	—	—	786,213	250,000	1,036,213
Retirement	—	—	—	—	—	—
Other Termination	—	—	—	—	—	—
Duane A. Sanders
Termination due to Change in Control	4,500,000	—	—	2,355,421	125,586	6,981,007
Death or Disability	—	—	—	1,024,378	250,000	1,274,378
Retirement	—	—	—	—	—	—
Other Termination	—	—	—	—	—	—
Erich Sternberg
Termination due to Change in Control	2,650,000	—	—	1,499,909	85,708	4,235,617
Death or Disability	—	—	—	539,445	—	539,445
Retirement	—	—	—	—	—	—
Other Termination	—	—	—	—	—	—
(1)    The amounts shown represent cash severance payable under the Severance Agreements assuming no reduction would be made under the provision in the agreements related to potential excise taxes payable by the NEOs under Sections 4999 and 280G of the Code. Any such reduction would have been determined based on the specific facts of the actual termination event.
(2)    The amounts shown for a hypothetical termination due to a change in control assume the acceleration of the vesting of outstanding stock options, PSUs and RSUs as of December 31, 2021. Acceleration of the vesting would occur automatically upon the death or disability of the NEO pursuant to the terms of the applicable plans and grant agreements. The amounts shown represent the market value of PSUs and RSUs that would have been subject to accelerated vesting as of December 31, 2021. There is no value attributable to options since the exercise price of the outstanding options exceeded the closing stock price on December 31, 2021. The total numbers and market values of unvested PSUs and RSUs and the numbers of shares subject to outstanding stock options, and the exercise prices thereof, are set forth in the Outstanding Equity Awards at 2021 Fiscal Year-End table beginning on page 48.
                                Kemper Corporation 2022 Proxy Statement 57

Proposal 3
The accelerated values shown were calculated using the closing price of $58.79 per share of Common Stock on December 31, 2021.
(3)    The amounts shown represent the values of outstanding RSUs that would automatically vest from the hypothetical termination event.
(4)    The amounts shown for a hypothetical termination due to a change in control represent estimated values of payouts under the 2019, 2020 and 2021 PSUs resulting from such event as of December 31, 2021. In such event, the payout under outstanding PSUs would be based on the greater of performance at the target level or actual performance results for a truncated performance period ending on the date of the change in control. Except for the PSUs based on Relative TSR, the values included in the table represent a payout at the maximum performance level because the actual performance for the truncated period exceed the performance level necessary to obtain a maximum payout. For the PSUs based on Relative TSR, the values included in the table represent a payout at the target performance level because the actual performance for the truncated period was below the target performance level necessary to obtain a maximum payout.
(5)    The amounts shown for a hypothetical death or disability represent estimated values of payouts under the 2019, 2020 and 2021 PSU awards resulting from such event as of December 31, 2021. In such event, the amount of the payout for each award would have been determined at the target level but reduced pro-rata based on the number of months in the Performance Period during which the NEO was an active employee for at least fifteen days divided by the total number of months in the original Performance Period.
(6)    There are no amounts shown for a hypothetical retirement as none of the NEOs were retirement eligible under the equity-based program as of December 31, 2021.
(7)    The amounts shown for a hypothetical termination due to change in control are the estimated costs to the Company to provide continuation of life insurance benefits for up to three years (in the case of Mr. Lacher) or two years (for the other NEOs), lump-sum payments related to health insurance, and outplacement services for 52 weeks pursuant to the Severance Agreements, as described in the narrative preceding this table. The lump-sum payment related to health insurance is equal to the amount the COBRA-rate would exceed the active-employee rate for the officer’s coverage for 36 months for Mr. Lacher and 24 months for all other NEOs regardless of whether such officer would elect to continue coverage under COBRA. The amounts shown for a hypothetical death or disability would be paid under a supplemental death benefit in the event of the NEO’s death.

Pay Ratio Disclosure
Pay Ratio Disclosure
The Company determined our median employee from our entire employee population to provide a ratio comparison of the total compensation of Mr. Lacher, our CEO, with the total compensation of the median employee for 2021. In doing so, the Company annualized the compensation of all full-time and part-time employees. The median employee’s compensation was determined as of October 1, 2020, in accordance with the methodology and components used in the Summary Compensation Table for our NEOs. Since October 1, 2020, there have been no changes to the Company’s employee population or employee compensation arrangements that we believe would significantly impact the pay ratio disclosure.
The 2021 total compensation was determined to be $68,995 for our median employee, ($65,709 base salary plus retirement benefit costs of $3,286), and $8,222,255 for Mr. Lacher. Based on this information, the ratio of the annual total compensation of Mr. Lacher to that of the median employee is estimated to be 119 to 1. The applicable SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies and assumptions, and as a result, our estimated pay ratio may not be comparable to the pay ratios disclosed by other companies.
                                Kemper Corporation 2022 Proxy Statement 58

Ownership of Kemper Stock
Proposal 3: Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers

Overview
This proposal provides you with the opportunity to vote, on a non-binding, advisory basis, to approve the compensation of the NEOs as disclosed in this Proxy Statement in accordance with the applicable compensation disclosure rules (“Say-On-Pay Vote”). At the Company’s 2021 Annual Meeting of Shareholders, the Company’s shareholders approved the Company’s Say-On-Pay Vote by 97% of the votes cast on the proposal.
In voting on Proposal 3, you will be voting whether to approve the following resolution:
“RESOLVED, that, the Company’s shareholders approve the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of SEC Regulation S-K in the Proxy Statement for the 2022 Annual Meeting of Shareholders, including the section captioned Compensation Discussion and Analysis, the compensation tables and related narrative discussions.”
This proposal is not intended to address any specific element of compensation; rather, the vote relates to the compensation of the NEOs as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory, which means the vote is not binding on the Company, the Board of Directors or the HR & Compensation Committee. However, the HR & Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.
The Compensation Discussion and Analysis section of this Proxy Statement that begins on page 25 above provides an Executive Summary and detailed information on the executive compensation program and amounts paid to the Company’s NEOs for 2021. The Company encourages you to review the Compensation Discussion and Analysis in considering whether to vote in favor of this proposal. The Company believes the 2021 executive compensation program has served as an effective means of attracting and retaining the new members of its leadership team and that the program’s components, including the Company’s Annual Incentive Program, serves as a key supporting mechanism to the Company’s improved financial performance.

Required Vote
If a quorum is present, Proposal 3 will be approved by the affirmative vote of the majority of votes cast, meaning the number of shares voted “FOR” the proposal exceeds the number of shares voted “AGAINST” the proposal. “Abstentions” and “broker non-votes” are not considered votes cast “FOR” or “AGAINST” the proposal and will have no effect on the proposal.

Recommendation of the Board of Directors
The Board of Directors recommends that you vote “FOR” Proposal 3.

                                Kemper Corporation 2022 Proxy Statement 59

Ownership of Kemper Stock
Ownership of Kemper Common Stock

Directors and Executive Officers
On March 10, 2022, there were approximately 63,777,819 shares of the Company’s Common Stock outstanding. The following table shows the beneficial ownership of Common Stock as of March 10, 2022 (unless otherwise indicated) by: (a) each director; (b) each Named Executive Officer; and (c) all directors and executive officers as a group.

Name of Beneficial Owner	Common Shares at March 10, 2022 (1)	Stock Options Exercisable/RSUs Vesting Through May 10, 2022 (2)	Total Shares Beneficially Owned	Percent of Class (3)
Directors:
Teresa A. Canida	14,393	1,670	16,063	*
George N. Cochran	18,411	1,670	20,081	*
Kathleen M. Cronin	10,703	1,670	12,373	*
Jason N. Gorevic	6,000	—	6,000	*
Lacy M. Johnson	7,783	1,670	9,453	*
Robert J. Joyce	15,703	1,670	17,373	*
Joseph P. Lacher, Jr.	119,240	—	119,240	*
Gerald Laderman	2,007	1,670	3,677	*
Stuart B. Parker	26,024	1,670	27,694	*
Christopher B. Sarofim	11,703	1,670	13,373	*
David P. Storch	25,455	1,670	27,125	*
Susan D. Whiting	5,903	1,670	7,573	*
NEOs (other than Mr. Lacher who is listed above):
James J. McKinney	44,160	—	44,160	*
John M. Boschelli	19,171	—	19,171	*
Duane A. Sanders	22,386	—	22,386	*
Erich Sternberg	—	13,541	13,541	*
Directors, NEOs and Executive Officers as a Group (20 persons)	425,154	30,241	455,395	*
(1)    The shares shown for non-employee directors (i.e., the directors other than Mr. Lacher) include outstanding DSUs, and the numbers of shares for NEOs and other executive officers include any shares of Common Stock indirectly held in a trust or the Company’s 401(k) Retirement Plan. The shares shown for the non-employee directors include the following numbers of DSUs outstanding on March 10, 2022, which are all fully vested: Cochran and Cronin (7,220); Johnson (4,300), Joyce, Sarofim and Storch (8,220); and Whiting (1,420). The PSUs and any RSUs held by executive officers are not included in the amounts shown in this table because they are not deemed beneficially owned shares of Common Stock under SEC rules applicable to this table unless they will vest within 60 days. Accordingly, the shares shown in this table for the NEOs and the other executive officers do not include the following outstanding PSUs: Lacher (136,848); McKinney (27,949); Boschelli (22,841); Sanders (29,164); Sternberg (19,135); and for all Directors, NEOs and Executive Officers as a Group (296,299).
(2)    The shares shown include Director RSUs and executive officer stock options outstanding as of March 10, 2022 and vesting or becoming exercisable on or prior to May 10, 2021.
(3)     The percentages shown for any individual and for the Directors, NEOs and Executive Officers as a Group are based on the 63,777,819 shares of the Company’s Common Stock outstanding on March 10, 2022. An asterisk in this column indicates a percentage of less than one percent.
                                Kemper Corporation 2022 Proxy Statement 60

Ownership of Kemper Stock

Certain Beneficial Owners
The following table sets forth information about persons, other than the Company’s directors and executive officers shown above, known by the Company to be the beneficial owner of more than five percent of the Company’s Common Stock. To the Company’s knowledge, the beneficial owner has sole voting and sole dispositive power with respect to the shares listed opposite the beneficial owner’s name, unless otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (1)
T. Rowe Price Associates, Inc.	6,917,868	(2)	10.8%
100 East Pratt Street Baltimore, Maryland 21202
The Vanguard Group, Inc.	5,527,737	(3)	8.7%
100 Vanguard Boulevard Malvern, Pennsylvania 19355
Fuller & Thaler Asset Management, Inc.	4,897,437	(4)	7.7%
411 Borel Avenue, Suite 300 San Mateo, CA 94402
BlackRock, Inc.	4,856,273	(5)	7.6%
55 East 52nd Street New York, New York 10055
(1) Percentages shown are based on the shares outstanding on March 10, 2022.
(2)    Based on information reported in a Schedule 13G/A filed with the SEC by T. Rowe Price Associates, Inc. (“T. Rowe Price ”) on February 14, 2022, T. Rowe Price may be deemed the beneficial owner of 6,917,868 shares of Common Stock as of December 31, 2021. Of such shares, T. Rowe Price reported sole voting power as to 2,654,575 shares, sole dispositive power as to 5,857,816 shares and no shared voting or dispositive power as to any shares.
(3)    Based on information reported in a Schedule 13G/A filed with the SEC by The Vanguard Group, Inc. (“Vanguard”) on February 10, 2022, Vanguard may be deemed the beneficial owner of 5,527,737 shares of Common Stock as of December 31, 2021. Of such shares, Vanguard reported sole voting power as to 0 shares, sole dispositive power as to 5,442,361, shared voting power as to 32,114 shares and shared dispositive power as to 85,376 shares.
(4)    Based on information reported in a Schedule 13G filed jointly with the SEC on February 8, 2022, by Fuller & Thaler Asset Management, Inc. (“Fuller & Thaler”), Fuller & Thaler may be deemed the beneficial owner of 4,897,437 shares of Common Stock as of December 31, 2021. Of such shares, Fuller & Thaler reported sole voting power as to 4,821,662 shares, sole dispositive power as to 4,897,437 shares, shared voting power as to 0 shares and shared dispositive power as to 0 shares.
(5)     Based on information reported in a Schedule 13G/A filed with the SEC on February 1, 2022, by BlackRock, Inc. (“BlackRock”), BlackRock beneficially owns an aggregate of 4,856,273 shares of Common Stock as of December 31, 2021, as to which BlackRock has sole dispositive power. Of such shares, BlackRock reported sole voting power as to 4,715,379 shares, and no shared voting or dispositive power as to any shares. BlackRock also reported that it was filing as the parent holding company or control person of certain subsidiaries listed in an exhibit to the Schedule 13G/A.

Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), requires the Company’s directors and executive officers and persons who beneficially own more than 10 percent of the registered class of the Company’s equity securities to file with the SEC reports of ownership and reports of changes in ownership of such securities. Based on the Company’s knowledge of stock transactions, its review of copies of reports filed under Section 16(a) and written
61

Frequently Asked Questions
representations furnished to the Company, the Company believes that all filing requirements applicable to its directors, executive officers and more than 10 percent beneficial owners were complied with for the fiscal year ended December 31, 2021, except for the late filing of a Form 4 by Mr. Omiridis relating to the surrender of certain shares for tax withholding purposes.
                                Kemper Corporation 2022 Proxy Statement 62

Frequently Asked Questions
Frequently Asked Questions

Proxy and Proxy Statement
What is a Proxy?
A proxy is your legal appointment of another person to vote the stock you own. That other person is called a proxy. If you appoint someone as your proxy in a written document, that document is also called a proxy or a proxy card. We have designated Joseph P. Lacher, Jr., our Chairman and CEO, and C. Thomas Evans, Jr., our Executive Vice President, Secretary and General Counsel, to act as proxies for the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares if you provide a proxy in the manner described in this Proxy Statement.
What is a Proxy Statement?
A Proxy Statement is a document that sets forth the information required by the federal securities laws and regulations administered by the SEC which is intended to allow you to vote on an informed basis at the Annual Meeting.

Voting and Record Date
Who can vote at the Annual Meeting?
You are entitled to vote at the Annual Meeting if you owned Common Stock at the close of business on the Record Date.
How many votes do I have?
Each share of Common Stock that you owned on the Record Date entitles you to one vote. Your proxy card indicates the number of shares of Common Stock that you owned on the Record Date that may be voted at the Annual Meeting.
How many shares of Kemper stock are eligible to be voted at the Annual Meeting?
At the close of business on the Record Date, there were 63,777,819 shares of Common Stock issued and outstanding. Accordingly, 63,777,819 shares of Common Stock are eligible to be voted at the Annual Meeting. Kemper had no other voting securities outstanding on the Record Date.
What is a quorum?
To conduct business at the Annual Meeting, a quorum must be present; that is, a majority of the shares of Common Stock outstanding and entitled to vote as of the Record Date must be represented in person or by proxy at the Annual Meeting. If you properly submit a proxy, your shares covered by that proxy will be counted toward a quorum.
On what am I being asked to vote on?
Shareholders are being asked to vote on the following proposals at the Annual Meeting:
Proposal 1: Election of the director Nominees listed beginning on page 12;
Proposal 2:     Advisory vote to ratify the selection of Deloitte & Touche LLP as the Company’s Independent Registered Public Accountant for 2022; and
Proposal 3:     Advisory vote to approve the compensation of the Company’s Named Executive Officers, as disclosed in this Proxy Statement.
What is the difference between a shareholder that holds shares as a “registered shareholder” or in “street name”?
The shares of a registered shareholder are registered with the Company’s transfer agent, Computershare Trust Company, N.A. (“Computershare”), in the shareholder’s own name. Shares held in street name are registered with Computershare in the name of the stock brokerage firm or other institution (or the name of its nominee), but not in the shareholder’s own name. In this case, the institution maintains its own internal records showing the shareholder as the actual beneficial owner of the shares.

                                Kemper Corporation 2022 Proxy Statement 63

Frequently Asked Questions
What are the different methods I can use to vote my shares of Common Stock?
    Shares held by registered shareholders:
If you hold your shares of Common Stock as a registered shareholder, you may give a proxy to vote your shares by one of the following methods:
•Complete, sign and date your proxy card and return it no later than the commencement of the Annual Meeting in the postage-paid envelope provided;
•Call the toll-free telephone number on your proxy card and follow the recorded instructions no later than 10:59 p.m. Central Daylight Time on Tuesday, May 3, 2022;
•Access the proxy voting website identified on your proxy card and follow the instructions no later than 10:59 p.m. Central Daylight Time on Tuesday, May 3, 2022; or
•Attend the Annual Meeting in person and deliver your proxy card or ballot to one of the ushers when requested to do so.
    Shares held in street name:
If you hold your shares of Common Stock in street name or through the Employee Stock Purchase Plan, your broker (or other institution holding your shares of Common Stock in street name) generally will supply you with its own form of proxy card requesting you to provide your voting instructions in writing or, in some cases, by telephone or over the Internet. Following its receipt of your voting instructions, the institution will be authorized to provide a proxy to the Company to vote your shares in accordance with any instructions you provide.
    Shares held through the 401(k) Retirement Plan:
If you hold your shares of Common Stock through the Company’s 401(k) Retirement Plan, you may give a proxy to vote your shares by one of the following methods:
•Complete, sign, date and return your proxy card, which must be received by 10:59 p.m. Central Daylight Time on Monday, May 2, 2022 (“401(k) Deadline”) for your voting instructions to be effective;
•Call the toll-free telephone number on your proxy card and follow the recorded instructions by the 401(k) Deadline, for your voting instructions to be effective; or
•Access the proxy voting website identified on your proxy card and follow the instructions by the 401(k) Deadline, for your voting instructions to be effective.
If you provide timely voting instructions for your 401(k) Retirement Plan shares, the plan trustee will confidentially vote your shares in accordance with your voting instructions. In accordance with the terms of the 401(k) Retirement Plan, if you do not vote your plan shares before the voting deadline, the plan trustee will vote your shares in the same proportion as all other shares were voted in accordance with timely voting instructions provided to the trustee by all other plan participants.
The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions, and to confirm that shareholders’ instructions have been recorded properly. Shareholders who wish to give proxy voting instructions over the Internet should be aware that there may be costs associated with electronic access, such as usage charges from Internet service providers and telephone companies. In addition, in choosing among the available alternatives for proxy voting, shareholders should be aware that there may be some risk that a vote either by telephone or over the Internet might not be properly recorded or counted because of an unanticipated electronic malfunction. As described above, please note that the ability of shareholders of record to submit voting instructions by telephone and over the Internet ends at 10:59 p.m. Central Daylight Time on the day before the Annual Meeting, and, for 401(k) Retirement Plan shares, by the 401(k) Deadline. The reason for this cut-off is to allow for the timely assembly and tabulation of voting instruction data.
                                Kemper Corporation 2022 Proxy Statement 64

Frequently Asked Questions
How do I vote my Common Stock at the Annual Meeting?
If you owned Common Stock in your own name on the Record Date, your name will appear on the list of registered shareholders of the Company and, if you wish to attend in person, you will be admitted to the Annual Meeting and may vote by written ballot or by delivering a signed proxy card. However, note that: (a) shares held through the 401(k) Retirement Plan must be voted by the 401(k) Deadline and, accordingly, may not be voted in person at the Annual Meeting; and (b) if your shares are held in the name of a broker, bank or other institution, you must present written evidence at the Annual Meeting from the institution indicating that you were the beneficial owner of the shares on the Record Date and that you have been authorized by that institution to vote your shares in person. This written evidence is generally called a “Legal Proxy” and should be submitted to the Company’s Secretary, C. Thomas Evans, Jr., prior to the commencement of the Annual Meeting.
If I plan to attend the Annual Meeting, should I give my proxy?
Regardless of whether you plan to attend the Annual Meeting, we urge you to give a proxy. Returning your proxy card or giving voting instructions by telephone or over the Internet will not affect your right to attend the Annual Meeting and vote in person. However, giving a proxy will ensure your shares are represented at the Annual Meeting in the event you are unable to attend.
How will my proxy be voted?
If you (or your broker or other institution holding your shares held in street name) properly sign and timely return your proxy card, or timely deliver your voting instruction by telephone or over the Internet, the individuals designated as proxies on the proxy card will vote your shares as you have directed. With respect to Proposal 1, you may choose to vote “FOR” or “AGAINST” or to “ABSTAIN” from voting for each director Nominee. With respect to Proposals 2 and 3, you may choose to vote “FOR” or “AGAINST” or to “ABSTAIN” from voting. For specific information about a particular proposal, please refer to the section of this Proxy Statement that pertains to such proposal as indicated in the Table of Contents.
For shares held as a registered shareholder, if you sign the proxy card but do not make specific choices, the designated proxies will vote your shares as recommended by the Company’s Board of Directors. For shares held in street name, you should contact your broker (or other institution) to determine the method by which your shares will be voted if you sign the proxy card but do not make specific choices. The Board of Directors recommends that you vote “FOR” all of the director Nominees in Proposal 1 and “FOR” Proposals 2 and 3.
What does it mean if I receive more than one proxy card?
If your Kemper shares are held under different names or in more than one account, you will receive more than one proxy card. Each proxy card will indicate the number of shares you are entitled to vote on that particular proxy card.
What are broker non-votes and how might they affect voting?
The applicable NYSE rules allow a stockbroker holding securities in street name for its customer to exercise discretionary voting power for those securities with respect to some matters (called “discretionary” matters) but not others (called “non-discretionary” matters), depending on the subject matter of the proposal being voted on. Broker non-votes can occur when a stockbroker does not receive voting instructions from its customer on a non-discretionary matter. Under the current NYSE rules, director elections and all matters related to executive compensation are considered non-discretionary matters for which brokers cannot vote undirected shares. Any shares you hold in street name will not be voted with regard to Proposals 1 and 3 unless you provide timely voting instructions to your broker. Under the NYSE rules, Proposal 2 is considered a discretionary matter for brokers, and a broker not receiving voting instructions from a customer will be free to cast a vote in its discretion as to this matter.
How will voting on any other business be conducted?
As of the date hereof, the Company’s management is aware of no business that will come before the Annual Meeting other than Proposals 1 through 3 as described in this Proxy Statement, and only the Board of Directors may introduce any additional business. However, if any other business should properly come before the Annual Meeting, your proxy card will authorize the persons designated as proxies to vote on any such matters in their discretion.

                                Kemper Corporation 2022 Proxy Statement 65

Frequently Asked Questions
Who will tabulate the votes, and how do I find out the voting results after the Annual Meeting?
Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspectors of election. The Company will report the voting results in a Current Report on Form 8-K that it will file with the SEC within four business days after the Annual Meeting.
May I revoke my proxy or change my voting instructions?
    Shares held as a registered shareholder:
You may revoke your proxy or change your voting instructions for registered shares as follows:
•Deliver another signed proxy card with a later date any time prior to the commencement of the Annual Meeting;
•Notify the Company’s Secretary, C. Thomas Evans, Jr., in writing prior the commencement of the Annual Meeting that you have revoked your proxy;
•Call the toll-free telephone number, or access the proxy voting website, identified on the proxy card and re-vote any time prior to 10:59 p.m. Central Daylight Time on Tuesday, May 3, 2022; or
•Attend the Annual Meeting in person and deliver a new, signed proxy card or ballot to one of the ushers when requested to do so.
    Shares held through the 401(k) Retirement Plan:
You may revoke your proxy or change your voting instructions for shares held through the 401(k) Retirement Plan by completing any of the following:
•Deliver another signed proxy card with a later date prior to the 401(k) Deadline; or
•Call the toll-free telephone number, or access the proxy voting website, identified on the proxy card and re-vote any time prior to the 401(k) Deadline.
    Shares held in street name:
You should contact your stockbroker (or other institution holding your shares) to determine the procedures, if any, for revoking or changing your voting instructions for shares held in street name, including for shares held through the Employee Stock Purchase Plan.

Shareholder Proposals, Nominations and Communications
May a shareholder nominate someone at the Annual Meeting to be a director of Kemper or bring any other business before the 2022 Annual Meeting?
The Company’s Bylaws require advance notice to the Company if a shareholder intends to attend an annual meeting of shareholders in person and to nominate someone for election as a director or to bring other business before the meeting. Such a notice may be made only by a shareholder of record who meets the requirements set forth in Article II, Section 13 of the Company’s Bylaws and provides the required information in the notice within the time period described therein. Each year’s proxy statement states the applicable time period for providing such a notice for the next year’s annual meeting. The deadline for notices in relation to the 2022 Annual Meeting has expired, and the Company did not receive any such notices that complied with the Bylaws requirements during the prescribed notice period. Accordingly, no such director nominations or other business proposed by shareholders from the floor of the 2022 Annual Meeting will be in order. The procedures for shareholders to nominate directors or make other proposals relating to the 2023 Annual Meeting are summarized below in the answers to the following two questions.

                                Kemper Corporation 2022 Proxy Statement 66

Frequently Asked Questions
How may a shareholder nominate someone to be a director of Kemper or bring any other business before the 2023 Annual Meeting?
In accordance with the advance notice requirements of the Bylaws described above, if a shareholder of record wishes to nominate one or more directors or bring other business to be considered by shareholders at the 2023 Annual Meeting, such proposals must be made in writing to the Company no earlier than January 4, 2023 and no later than February 3, 2023. However, if the date of the 2023 Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary of the 2022 Annual Meeting date (i.e., May 4, 2022), then such nominations and proposals must be delivered in writing to the Company no earlier than 120 days prior to the 2023 Annual Meeting and no later than the close of business on the later of (a) the 90th day prior to the 2023 Annual Meeting, or (b) the 10th day following the day on which public announcement of the date of the 2023 Annual Meeting is first made.
In addition to satisfying the foregoing requirements under the Company’s Bylaws, to comply with the universal proxy rules (once effective), shareholders who intend to solicit proxies in support of director nominees other than Kemper’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 5, 2023.
All shareholder proposals and notices should be submitted to the Secretary of Kemper Corporation, at 200 East Randolph Street, Suite 3300, Chicago, Illinois 60601.
Please note that these requirements relate only to matters intended to be proposed from the floor of the 2023 Annual Meeting. They are separate from certain SEC requirements that must be met to have shareholder proposals included in the Company’s Proxy Statement, as described immediately below.
When are shareholder proposals due so that they may be included in Kemper’s Proxy Statement for the 2023 Annual Meeting?
Pursuant to SEC regulation currently in effect, shareholders who intend to submit proposals for inclusion in the Company’s proxy materials for the 2023 Annual Meeting must do so no later than November 23, 2022. Certain other SEC requirements must also be met to have a shareholder proposal included in the Company’s Proxy Statement. These requirements are independent of the advance notice requirements of the Company’s Bylaws described immediately above. All shareholder proposals and notices should be submitted to the Secretary of Kemper Corporation, at 200 East Randolph Street, Suite 3300, Chicago, Illinois 60601.
How may a shareholder or other interested party communicate with the Board of Directors?
Shareholders and other interested parties may communicate with the Board of Directors, or with the non-management directors as a group, by calling the Kemper Corporate Responsibility Hotline at 888.695.3359 or by submitting a report or inquiry online at kemper.ethix360.com.
The hotline and online reporting function are managed by an independent company, and reports can be made anonymously or confidentially. Communications will be directed to the Chair of the Governance Committee if addressed to the non-management or independent directors as a group.

Cost of Proxy Solicitation
What are the costs of soliciting these proxies and who pays them?
The Company has retained the services of Innisfree M&A Incorporated (“Innisfree”) to aid in the solicitation of proxies and will pay Innisfree a base fee of $15,000 for these services, plus its related costs and expenses. The Company will bear the total expense of the solicitation that will include, in addition to the amounts paid to Innisfree, amounts paid for printing and postage and to reimburse banks, brokerage firms and others for their expenses in forwarding proxy solicitation material. Although the principal distribution of proxy materials will be through the Internet, solicitation of proxies will also be made by mail. Additional proxy solicitation may be made by telephone or other direct communication with certain shareholders or their representatives by directors, officers and employees of the Company and its subsidiaries, who will receive no additional compensation for such solicitation.

                                Kemper Corporation 2022 Proxy Statement 67

Appendix A

Additional Information about Kemper and Householding Requests
Where can I find more information about Kemper?
The Company’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments thereto are accessible free of charge through its website, kemper.com, as soon as reasonably practicable after such materials are filed with or furnished to the SEC. You may also obtain at no charge a copy of the Company’s most recent Annual Report on Form 10-K, other materials filed with the SEC and additional information regarding Kemper as follows:
•Contact Kemper Investor Relations by telephone at 312.661.4930, or by e-mail at investors@kemper.com; or
•Write to Kemper at 200 East Randolph Street, Suite 3300, Chicago, Illinois 60601, Attention: Investor Relations.
How may shareholders with the same address request delivery of either single or multiple copies of the Company’s Proxy Statement?
If you and another shareholder who shares your address received multiple copies of this Proxy Statement, you may contact the Company as described above and request that a single copy be sent to your address for future deliveries of Company communications. This is commonly referred to as “householding.” If your proxy statement was “householded” but you prefer to receive separate copies, you may contact the Company as described above to request separate copies now or for future deliveries of Company communications.
Incorporation by Reference
Notwithstanding any general statement to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate this Proxy Statement into such filings, the Audit Committee Report and the HR & Compensation Committee Report contained in this Proxy Statement are not to be incorporated by reference into any such filings, nor are they to be deemed soliciting material or deemed to be filed under such Acts.

**********

This Proxy Statement and the form of proxy are being mailed and delivered to the Company’s shareholders by the authority of the Board of Directors.

C. Thomas Evans, Jr.
Secretary
A-68

Supplement to Compensation Discussion and Analysis
The information in this Appendix A supplements the disclosures in the Compensation Discussion and Analysis section of the Proxy Statement.
The following table supplements the information in the table captioned 2021 Performance under the heading 2021 Annual Incentives for 2021 on page 33:
(1) Calculated using average of beginning of year and end of year shareholders’ equity.

Kemper Corporation
Notice of 2022 Annual Meeting and Proxy Statement
kemper.com

KEMPER CORPORATION
200 EAST RANDOLPH STREET
SUITE 3300
CHICAGO, IL 60601

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions up until 10:59 P.M. Central Daylight Time on May 3, 2022. Voting of all 401(k) Retirement Plan shares must be completed by 10:59 P.M. Central Daylight Time on May 2, 2022. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 10:59 P.M. Central Daylight Time on May 3, 2022. Voting of all 401(k) Retirement Plan shares must be completed by 10:59 P.M. Central Daylight Time on May 2, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D72882-P66174

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KEMPER CORPORATION

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Teresa A. Canida	☐	☐	☐
1b. George N. Cochran	☐	☐	☐
1c. Kathleen M. Cronin	☐	☐	☐
1d. Jason N. Gorevic	☐	☐	☐
1e. Lacy M. Johnson	☐	☐	☐
1f. Robert J. Joyce	☐	☐	☐
1g. Joseph P. Lacher, Jr.	☐	☐	☐
1h. Gerald Laderman	☐	☐	☐
1i. Stuart B. Parker	☐	☐	☐
1j. Christopher B. Sarofim	☐	☐	☐
1k. Susan D. Whiting	☐	☐	☐

NOTE: The proxies are authorized to vote in their discretion on other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee, guardian, custodian, or corporate officer, please give full title as such. Joint owners must each sign.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D72883-P66174

KEMPER CORPORATION
Annual Meeting of Shareholders
May 4, 2022 8:00 A.M. Central Daylight Time
This proxy is solicited by the Board of Directors

The undersigned appoints Joseph P. Lacher, Jr. and C. Thomas Evans, Jr. as proxies, each with the power of substitution, to vote all shares of KEMPER CORPORATION common stock of the undersigned held as of March 10, 2022, at the Annual Meeting of Shareholders to be held at 8:00 A.M., Central Daylight Time on May 4, 2022 at 200 E. Randolph Street, Chicago, IL 60601, 80th Floor, and any adjournment or postponement thereof, upon matters set forth on the reverse side of this card. This proxy card also constitutes confidential voting instructions for all shares, if any, credited to the account of the undersigned in the Kemper Corporation 401(k) Retirement Plan (the Plan) to Principal Trust Company, as Trustee for the Plan. Voting instructions for Plan shares must be received by 10:59 P.M. Central Daylight Time on May 2, 2022.

This proxy, when properly executed and timely returned, will be voted as instructed herein by the undersigned shareholder. If returned without voting instructions for any of the proposals, this proxy will be voted FOR such proposals. However, any Plan shares covered by any such proxy will instead be voted by the Plan Trustee in proportion to all properly voted Plan shares, in accordance with the Plan document.

Continued and to be signed on reverse side